Exhibit 2.1

Execution Version

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of June 13, 2014, among AB Acquisition LLC, a Delaware limited liability company (“Ultimate Parent”), Albertson’s Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Ultimate Parent (“Parent”), Albertson’s LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Albertsons’s LLC”), and Saturn Acquisition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Ultimate Parent, Parent and Albertson’s LLC, the “Parent Entities”) and Safeway Inc., a Delaware corporation (the “Company” and together with the Parent Entities, the “Parties”). Certain capitalized terms used but not defined in this Amendment are used as defined in the Merger Agreement.

WHEREAS, the Parties have entered into that certain Agreement and Plan of Merger, dated as of March 6, 2014, which was amended pursuant to that certain Amendment No. 1 to the Agreement and Plan of Merger (“Amendment No. 1”), dated April 7, 2014, by and among the Parties (such Agreement and Plan of Merger, as amended pursuant to the Amendment No. 1, the “Merger Agreement”);

WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment; and

WHEREAS, the respective Boards of Directors of the Parties have authorized the amendments set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Parties hereby agree as follows:

1. Exhibit B of the Merger Agreement is hereby replaced in its entirety with Schedule 1 attached hereto. All references in the Merger Agreement (including any schedules, exhibits and/or annexes thereto) to Exhibit B to the Merger Agreement, to the Casa Ley CVR Agreement or to sections or subsections of the Casa Ley CVR Agreement shall instead refer to the Casa Ley Contingent Value Rights Agreement in the form attached hereto as Schedule 1 or to the sections or subsections contained therein.

2. Exhibit C of the Merger Agreement is hereby replaced in its entirety with Schedule 2 attached hereto. All references in the Merger Agreement (including any schedules, exhibits and/or annexes thereto) to Exhibit C to the Merger Agreement, to the PDC CVR Agreement or to sections or subsections of the PDC CVR Agreement shall instead refer to the PDC Contingent Value Rights Agreement in the form attached hereto as Schedule 2 or to the sections or subsections contained therein.

3. Except as expressly set forth in this Amendment, this Amendment shall not amend or otherwise modify any text or other provision of the Merger Agreement. The Merger Agreement, as amended by this Amendment, shall remain in full force and effect. Each reference to “hereof”, “hereunder”, “hereto”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

AB ACQUISITION LLC

By:	/s/ Paul G. Rowan
	Name:	Paul G. Rowan
	Title:	Executive Vice President & General Counsel

ALBERTSON’S HOLDINGS LLC

By:	/s/ Richard John Navarro
	Name:	Richard John Navarro
	Title:	Chief Administrative Officer

ALBERTSON’S LLC

By:	/s/ Richard John Navarro
	Name:	Richard John Navarro
	Title:	Chief Administrative Officer

SATURN ACQUISITION MERGER SUB, INC.

By:	/s/ Paul G. Rowan
	Name:	Paul G. Rowan
	Title:	Executive Vice President & General Counsel

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

SAFEWAY INC.

By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President, Secretary & General Counsel

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]

Schedule 1

EXHIBIT B

FORM OF CASA LEY CONTINGENT VALUE RIGHTS AGREEMENT

BY AND AMONG

AB ACQUISITION LLC,

SAFEWAY INC.

THE SHAREHOLDER REPRESENTATIVE, AS DEFINED HEREIN

AND

[—], AS RIGHTS AGENT

DATED AS OF [—], 201[—]

i

ii

FORM OF CASA LEY CONTINGENT VALUE RIGHTS AGREEMENT

THIS CASA LEY CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [—], 201[—] (this “Agreement”), is entered into by and among AB Acquisition LLC, a Delaware limited liability company (“Ultimate Parent”), Safeway Inc., a Delaware corporation (the “Company”), [—], a [—] corporation, as Rights Agent (the “Rights Agent”)1 and the Shareholder Representative.

RECITALS

WHEREAS, the Parent Entities and the Company have entered into an Agreement and Plan of Merger, dated as of March 6, 2014 (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned indirect Subsidiary of Ultimate Parent; and

WHEREAS, pursuant to the Merger Agreement, the Parent Entities have agreed to cause the Company to create and issue in respect of each Closing Company Share, certain rights to the CVR Payment Amount if and when payable pursuant to this Agreement;

NOW, THEREFORE, for and in consideration of the agreements contained herein and the consummation of the transactions contemplated by the Merger Agreement, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iii) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa;

[1]	To be jointly selected prior to the Effective Time.

(iv) all references to “including” shall be deemed to mean including without limitation;

(v) references to any Person include such Person’s successors and permitted assigns; and

(vi) the Excluded Entities shall not be deemed to be Subsidiaries of the Company or Company Subsidiaries.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them as follows:

“Agreement” has the meaning given to such term in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

“By-Laws” means the By-Laws of Casa Ley.

“Casa Ley” means Casa Ley, S.A. de C.V., a Mexican company and the issuer of the Casa Ley Series B Shares owned by the Company and any Company Subsidiary.

“Casa Ley Business” shall mean the business and operations carried on by Casa Ley and its Subsidiaries.

“Casa Ley Net Proceeds” means, with respect to the Entire Casa Ley Sale, the sum of (i) the gross cash proceeds actually received by the Company or any Company Subsidiary from and after the Closing in consideration of any Partial Casa Ley Sale or the Entire Casa Ley Sale (but excluding any escrow, holdback, deferred cash consideration or similar amounts with respect thereto), plus (ii) any cash amounts received (without duplication of any amounts (1) described in clause (i), or (2) paid to the Company or any Company Subsidiary as a dividend or distribution in connection with any Partial Casa Ley Sale or Entire Casa Ley Sale) by the Company or any Company Subsidiary from and after the Closing through the consummation of the Entire Casa Ley Sale as a dividend or distribution due to its direct or indirect ownership of Equity Interests in Casa Ley, plus (iii) any interest or income received by the Company or any Company Subsidiary pursuant to Section 2.6, minus (iv) the aggregate amount of the Casa Ley Sale Expenses actually incurred from and after the Closing through the date of payment hereunder in connection with the consummation of the Entire Casa Ley Sale, minus (v) any amounts required to repay and discharge any shareholder loans owed by the Company or any of its Subsidiaries to Casa Ley and not incurred in violation of this Agreement, minus (vi) the income taxes incurred by the Company or any Company Subsidiary in connection with the Entire Casa Ley Sale consummated from and after the Closing which, for purposes of this definition, are deemed to equal the product of (A) (1) the sum of the amounts referenced in clauses (i), (ii)

and (iii) of this paragraph, minus (2) the Company’s and the Company Subsidiaries’ tax basis in their Equity Interests in Casa Ley, calculated under U.S. federal income tax principles, minus (3) the sum of the amounts referenced in clauses (iv), (v) and (vii) of this paragraph (but only to the extent that such amounts are deductible and not capitalized into the tax basis referenced in clause (vi)(A)(2) of this definition) multiplied by (B) 39.25%, minus (vii) if applicable, any costs, fees or expenses incurred in connection with the currency conversion referenced in Section 2.4(b) of this Agreement relating to any Partial Casa Ley Sale and the Entire Casa Ley Sale consummated from and after the Closing, and minus (viii) any Partial Casa Ley Net Proceeds actually paid to the Holders from and after the Closing.

“Casa Ley Net Proceeds Per CVR” means an amount equal to (x) the Casa Ley Net Proceeds divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation; provided, that in the event such amount is negative, the Casa Ley Net Proceeds Per CVR shall be zero.

“Casa Ley Sale” means an Entire Casa Ley Sale or Partial Casa Ley Sale, as applicable.

“Casa Ley Sale Agreement” means an executed binding definitive transaction document providing for a Casa Ley Sale.

“Casa Ley Sale Expenses” means (a) any out-of-pocket transaction costs, fees or expenses (including any broker fees, finder’s fees, advisory fees, accountant or attorney’s fees and transfer or similar taxes imposed by any jurisdiction) incurred in connection with the Entire Casa Ley Sale or a Partial Casa Ley Sale (including any amounts expressly deemed to be Casa Ley Sale Expenses hereunder) by the Company or any of its Subsidiaries (or any of its Affiliates pursuant to Section 4.3(b)) and the Shareholder Representative, and (b) 50% of the fees and expenses of the Rights Agent, the Neutral Auditor and the investment bank pursuant to Section 2.4(d)(i), in each case, which are documented in reasonable detail, prepared in good faith, and certified by the Shareholder Representative or the Company, as applicable; provided, that Casa Ley Sale Expenses shall exclude any Excluded Expenses.

“Casa Ley Series A Shares” means any issued and outstanding Series A shares of Casa Ley.

“Casa Ley Series B Shares” means all of the issued and outstanding Series B shares of Casa Ley.

“Company” has the meaning given to such term in the Preamble.

“CVRs” means the contingent value rights issued by the Company under this Agreement.

“CVR Payment Amount” has the meaning set forth in Section 2.4(a).

“CVR Payment Date” means the date that any CVR Payment Amount is paid by the Company to the Holders pursuant to Section 2.4.

“CVR Register” has the meaning given to such term in Section 2.3(b).

“Entire Casa Ley Sale” means, as of any date of determination, a direct or indirect sale, transfer or other disposition (including by means of a merger or other business combination transaction) in one or more transactions (i) of all of the then remaining consolidated assets of Casa Ley and its Subsidiaries attributable to the Company’s direct or indirect ownership of Equity Interests therein followed by a distribution to the Company or any Company Subsidiary of the pro rata proceeds thereof, (ii) of 100% of the Company’s then remaining Equity Interests in Casa Ley or (iii) the effect of which is to divest 100% of the Company’s then remaining direct or indirect investment in Casa Ley.

“Entire CVR Payment Statement” has the meaning given to such term in Section 2.4(d)(ii).

“Excluded Expenses” means any costs, fees or expenses of the Company or any Company Subsidiary arising out of or relating to any dispute with the Shareholder Representative or otherwise with respect to the terms of this Agreement other than the Shareholder Representative’s equal share of the fees and expenses of the Neutral Auditor and the investment bank pursuant to Section 2.4(d)(i) and except as otherwise set forth in Section 7.8.

“Fair Market Value” means the fair market value of any unsold Equity Interests of Casa Ley owned by the Company and any Company Subsidiary determined in accordance with Section 2.4(d)(i). The fair market value of any unsold Equity Interests of Casa Ley shall not include, nor take into account, any minority, liquidity or similar discount to the valuation of Casa Ley in its entirety.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Merger Agreement” has the meaning given to such term in the Recitals.

“Neutral Auditor” has the meaning given to such term in Section 2.4(d)(vi).

“Notice of Agreement” has the meaning given to such term in Section 2.4(c)(ii).

“Notice of Objection” has the meaning given to such term in Section 2.4(c)(ii).

“Objections” has the meaning given to such term in Section 2.4(c)(iv).

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary of the Company, in his or her capacity as such an officer.

“Partial Casa Ley Net Proceeds” means, as of any date of determination, with respect to a Partial Casa Ley Sale, the sum of (i) the gross cash proceeds actually received by the Company or any Company Subsidiary from and after the Closing in consideration of such Partial Casa Ley Sale (but excluding any escrow, holdback, deferred cash consideration or similar amounts to the extent not released to the Company or any Company Subsidiary prior to the consummation of the Partial Casa Ley Sale) (without duplication of any amounts previously paid to the Holders with respect to a prior Partial Casa Ley Sale), plus (ii) any cash amounts received (without duplication of any amounts (1) described in clause (i), (2) previously paid to the Holders with respect to a prior Partial Casa Ley Sale or (3) paid to the Company or any Company Subsidiary in connection with any Partial Casa Ley Sale) by the Company or any Company Subsidiary from and after the Closing through the closing date of such Partial Casa Ley Sale as a dividend or distribution due to its direct or indirect ownership of Equity Interests in Casa Ley, minus (iii) the aggregate amount of the Casa Ley Sale Expenses actually incurred from and after the Closing through the consummation of such Partial Casa Ley Sale (without duplication of any amounts deducted from Partial Casa Ley Net Proceeds previously paid to the Holders with respect to a prior Partial Casa Ley Sale), minus (iv) any amounts required to repay and discharge any shareholder loans owed by the Company or any of its Subsidiaries to Casa Ley, minus (v) the income taxes incurred by the Company or any Company Subsidiary in connection with such Partial Casa Ley Sale which, for purposes of this definition, are deemed to equal the product of (A) (1) the sum of the amounts referenced in clauses (i) and (ii) of this paragraph, minus (2) the portion of the Company’s and the Company Subsidiaries’ tax basis in their Equity Interests in Casa Ley, calculated under U.S. federal income tax principles, that is allocable (as reasonably determined by the Company) to such Partial Casa Ley Sale, minus (3) the sum of the amounts referenced in clauses (iii), (iv) and (vi) of this paragraph (but only to the extent that such amounts are deductible and not capitalized into the tax basis referenced in clause (v)(A)(2) of this definition) multiplied by (B) 39.25%, and minus (vi), if applicable, any costs, fees or expenses incurred in connection with the currency conversion referenced in Section 2.4(b) of this Agreement reasonably allocated to such Partial Casa Ley Sale.

“Partial Casa Ley Net Proceeds Per CVR” means an amount equal to (x) the Partial Casa Ley Net Proceeds divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation; provided, that in the event such amount is negative, the Partial Casa Ley Net Proceeds Per CVR shall be zero.

“Partial Casa Ley Sale” means a direct or indirect sale, transfer or other disposition (including by means of a merger or other business combination transaction) (i) of less than all of the consolidated assets of Casa Ley and its Subsidiaries attributable to the Company’s direct or indirect ownership of Equity Interests therein followed by a distribution to the Company or any Company Subsidiary of the pro rata proceeds thereof, (ii) of less than 100% of the Company’s Equity Interests in Casa Ley or (iii) the effect of which is to divest the Company of less than all of its direct or indirect investment in Casa Ley.

“Partial CVR Payment Statement” has the meaning given to such term in Section 2.4(c)(i).

“Permitted Transfer” means (i) the transfer of any or all of the CVRs on death by will or intestacy, (ii) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (iii) transfers made pursuant to a court order (including in connection with divorce, bankruptcy or liquidation), (iv) if the Holder is a corporation, partnership or limited liability company, a distribution by the transferring corporation, partnership or limited liability company to its stockholders, partners or members, as applicable (provided that (A) such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act, or (B) in the case of a transferring corporation, the Company shall have reasonably determined after consultation with counsel that such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act), and (v) a transfer made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Pre-Funded Amount” has the meaning given to such term in Section 3.3(b).

“Qualified Investment” means any (i) investment in a money market investment program registered under the Investment Company Act of 1940, as amended, that invests solely in direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America or (ii) certificate of deposit issued by any bank, bank and trust company or national banking association with a combined capital and surplus in excess of $100,000,000 and insured by the Federal Deposit Insurance Corporation or a similar governmental agency.

“Referral Notice” has the meaning given to such term in Section 2.4(d)(i).

“Remaining Asset Amount” means the Fair Market Value, as of the Sale Deadline, of any unsold Equity Interests of Casa Ley owned by the Company and any Company Subsidiary.

“Rights Agent” means the Rights Agent named in the Preamble, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Sale Deadline” means the later of (i) the three (3) year anniversary of the Effective Time and (ii) if one or more Casa Ley Sales Agreements is executed prior to the three (3) year anniversary of the Effective Time but the Partial Casa Ley Sale or Entire Casa Ley Sale contemplated thereby, as applicable, has not closed, the Sale Deadline shall be the date on which sixty (60) days have elapsed after the date all such Casa Ley Sales Agreements have either been terminated or any and all closings under such Casa Ley Sales Agreements have occurred.

“Sale Deadline Net Proceeds” means, as of the Sale Deadline, in the event there is no Entire Casa Ley Sale, the sum of (i) the gross cash proceeds actually received by the Company or any Company Subsidiary from and after the Closing in consideration of any Partial Casa Ley Sale (but excluding any escrow, holdback, deferred cash consideration or similar amounts pursuant thereto), plus (ii) any cash amounts received (without duplication of any amounts (1) described in clause (i) or (2) paid to the Company or any Company Subsidiary as a dividend or distribution in connection with any Partial Casa Ley Sale) by the Company or any Company Subsidiary from and after the Closing through the Sale Deadline as a dividend or distribution due to its direct or indirect ownership of Equity Interests in Casa Ley, plus (iii) any Remaining Asset Amount, plus (iv) any interest or income received by the Company or any Company Subsidiary pursuant to Section 2.6, minus (v) the aggregate amount of the Casa Ley Sale Expenses actually incurred from and after the Closing through date of payment hereunder in connection with the occurrence of the Sale Deadline, minus (vi) any amounts required to repay and discharge any shareholder loans owed by the Company or any of its Subsidiaries to Casa Ley and not incurred in violation of this Agreement, minus (vii) certain income taxes incurred by the

Company or any Company Subsidiary from and after the Closing which, for purposes of this definition, are deemed to equal the product of (A) (1) the sum of the amounts referenced in clauses (i), (ii), (iii) and (iv) of this paragraph, minus (2) the Company’s and the Company Subsidiaries’ tax basis in their Equity Interests in Casa Ley, calculated under U.S. federal income tax principles, minus (3) the sum of the amounts referenced in clauses (v), (vi) and (viii) of this paragraph (but only to the extent that such amounts are deductible and not capitalized into the tax basis referenced in clause (vii)(A)(2) of this definition) multiplied by (B) 39.25%, minus (viii) if applicable, any costs, fees or expenses incurred in connection with the currency conversion referenced in Section 2.4(b) of this Agreement relating to any Partial Casa Ley Sale consummated from and after the Closing, and minus (ix) any Partial Casa Ley Net Proceeds actually paid to the Holders consummated from and after the Closing and prior to the Sale Deadline.

“Sale Deadline Net Proceeds Per CVR” means an amount equal to (x) the Sale Deadline Net Proceeds divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation; provided, that in the event such amount is negative, the Sale Deadline Net Proceeds Per CVR shall be zero.

“Shareholder Representative” means a committee, or Person controlled by a committee, comprised of [—], [—] and [—],2 all of whom were individual members of the Board of Directors immediately prior to the Effective Time, who shall act by majority vote on behalf of the Holders as their sole and exclusive representative in their capacities as Holders for all matters in connection with this Agreement; provided, however, that the individual members of the committee comprising or controlling the Shareholder Representative shall act free of direction or instruction from any other members of the Board of Directors immediately prior to the Effective Time, though the individual members of the committee comprising or controlling the Shareholder Representative may communicate with such former members regarding the status and substance of this Agreement. Any instrument or document executed by a majority of the individual members of the committee comprising or controlling the Shareholder Representative, in the committee’s capacity as such, shall be deemed a valid execution of such instrument or document on behalf of the Shareholder Representative.

“Shareholder Representative Expense Amount” has the meaning given to such term in Section 3.3(b).

“Shareholder Representative Persons” has the meaning given to such term in Section 3.1(a).

“Surviving Person” has the meaning given to such term in Section 6.1(a)(i).

“Ultimate Parent” has the meaning given to such term in the Preamble.

[2]	To be determined by the Company prior to the Closing.

ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1 Issuance of CVRs.

The Company shall issue the CVRs at the Effective Time pursuant to the terms of the Merger Agreement, and the CVRs shall represent the right of the Holders to receive, in respect of each CVR held by such Holder, the CVR Payment Amount (if any) if and when payable pursuant to this Agreement. The administration of the CVRs shall be handled pursuant to this Agreement in the manner set forth in this Agreement.

Section 2.2 Nontransferable.

The CVRs or any interest therein shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the registration of CVRs in a book-entry position for each Holder, transfers of CVRs as herein provided and any new issuances of CVRs in respect of any Reverted Company Shares. The CVR Register shall set forth the name and address of each Holder, the number of CVRs held by such Holder and the Tax Identification Number of each Holder. The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (including pursuant to any Reverted Company Shares or Permitted Transfers). Each of the Company and the Shareholder Representative may receive and inspect a copy of the CVR Register, from time to time, upon written request made to the Rights Agent. Within five (5) Business Days after receipt of such request, the Rights Agent shall mail a copy of the CVR Register, as then in effect, to the Company and the Shareholder Representative at the address set forth in Section 7.1.

(c) Subject to the restriction on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and any other requested documentation in form reasonably satisfactory to the Company and the Rights Agent, duly executed by the registered Holder thereof, the Holder’s attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein including Section 2.2, register the transfer of the CVRs in the CVR Register. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio (unless the transfer was permissible hereunder and such failure to be duly registered is attributable to the fault of the Rights Agent). Any transfer or assignment of the CVRs shall be without charge (other than the cost of any transfer tax, which shall be the responsibility of the transferor) to the Holder.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Payment Amount.

(a) The Holders shall be entitled to the following payments in respect of their CVRs (any such payments, in the aggregate, the “CVR Payment Amount”):

(i) Payment for Partial Casa Ley Sales. Subject to the procedures set forth in Section 2.4(c), upon the consummation of any Partial Casa Ley Sale, each Holder of a CVR shall, in respect of such CVR, be entitled to and shall receive the Partial Casa Ley Net Proceeds Per CVR with respect to such Partial Casa Ley Sale.

(ii) Payment for Entire Casa Ley Sales. Subject to the procedures set forth in Section 2.4(d), upon the consummation of the Entire Casa Ley Sale, each Holder of a CVR shall, in respect of such CVR, be entitled to and shall receive the Casa Ley Net Proceeds Per CVR.

(iii) Payment upon Sale Deadline. Subject to the procedures set forth in Section 2.4(d), upon the Sale Deadline, each Holder of a CVR shall, in respect of such CVR, be entitled to and shall receive the Sale Deadline Net Proceeds Per CVR.

(iv) Deferred Cash Consideration. To the extent that any consideration pursuant to any Partial Casa Ley Sale or Entire Casa Ley Sale includes any deferred cash consideration (including pursuant to any escrow, holdback or similar amount and including any such deferred cash consideration in connection with a Partial Casa Ley Sale or Entire Casa Ley Sale consummated prior to the Closing), each Holder of a CVR shall be entitled to and shall receive an amount with respect to such CVR equal to (x) the amount of such deferred cash consideration received by the Company or any Company Subsidiary (minus the product of (A) 39.25% and (B) the amount of such deferred cash consideration, less an allocable amount of the Company and the Company Subsidiaries’ tax basis in their Equity Interests in Casa Ley, calculated under U.S. federal income tax principles, but only to the extent, if any, that such basis was not previously taken into account in determining the amount of the payments in clauses (i), (ii) and (iii) of this Section 2.4(a)), divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation. Such deferred cash consideration amounts received by the Company or any Company Subsidiary shall be paid by the Company, within two

(2) Business Days after its receipt thereof, directly to the Rights Agent for payment to the Holders.

(b) Currency Conversion. To the extent that any proceeds described herein are received in a currency other than U.S. dollars, the amount of such proceeds shall be deemed to be the U.S. dollar amount actually received by the Company upon the Company’s conversion of such proceeds into U.S. dollars at the direction of the Shareholder Representative. To the extent any expenses, fees or costs are incurred or paid in a currency other than U.S. dollars, the actual U.S. dollar amount that was funded by the Company into the Shareholder Representative Expense Amount or that was a Pre-Funded Amount (excluding any amount that remains unused on the consummation of the Casa Ley Sale and that is distributed from the joint account to the Company on such date in accordance with Section 3.3(b) below) shall be used in the calculation of the “Casa Ley Sale Expenses”.

(c) Procedure for Partial Casa Ley Sales.

(i) Promptly following the closing of a Partial Casa Ley Sale but in no event later than ten (10) Business Days thereafter, the Company shall deliver to the Shareholder Representative (with a copy to the Rights Agent and Ultimate Parent) the Company’s good faith written calculation, in reasonable detail and with supporting documentation, work papers and receipts of the Partial Casa Ley Net Proceeds and the resulting Partial Casa Ley Net Proceeds Per CVR (the “Partial CVR Payment Statement”), which shall be certified by the Company. The Partial CVR Payment Statement shall incorporate any Casa Ley Sale Expenses of the Shareholder Representative set forth in writing by the Shareholder Representative to the Company within such ten (10) Business Day period, which shall be certified by the Shareholder Representative. Ultimate Parent and the Company shall be protected in relying in good faith upon such certification.

(ii) Within five (5) Business Days after receipt of the Partial CVR Payment Statement, the Shareholder Representative shall deliver to the Company and the Rights Agent (with a copy to Ultimate Parent) a notice specifying whether the Shareholder Representative agrees with (a “Notice of Agreement”) or objects to (a “Notice of Objection”) such Partial CVR Payment Statement.

(iii) If the Shareholder Representative delivers a Notice of Agreement, then any Partial Casa Ley Net Proceeds Per CVR shall be due and payable to the Holders pursuant to the procedures set forth in Section 2.4(e) below. If the Shareholder Representative does not deliver either a Notice of Objection or a Notice of Agreement within such five (5) Business Day period, then the Shareholder Representative shall be deemed to have delivered a Notice of Agreement with respect to such Partial CVR Payment Statement at the end of such period.

(iv) Any Notice of Objection shall contain the Shareholder Representative’s calculation of the Partial CVR Net Proceeds and the resulting Partial Casa Ley Net Proceeds Per CVR that such Shareholder Representative believes Holders are entitled to receive. Such Notice of Objection must also be accompanied by a description in reasonable detail of each of the objections to the calculations reflected in the Notice of Objection

(collectively, the “Objections”). For a period of ten (10) Business Days after the delivery of the Notice of Objection, the Company and the Shareholder Representative shall, in good faith, try to resolve any Objections; provided, however, that to the extent that the Company and the Shareholder Representative shall disagree, the Shareholder Representative’s good faith calculation of the Partial CVR Net Proceeds and the Resulting Partial Casa Ley Net Proceeds Per CVR (as modified to give effect to the results of any discussions and negotiations pursuant to this clause (iv)) shall control.

(d) Procedure for the Entire Casa Ley Sale or upon the Sale Deadline.

(i) For a period of ten (10) Business Days following the occurrence of the Sale Deadline, the Company and the Shareholder Representative shall attempt in good faith to agree on the Fair Market Value of any unsold Equity Interests in Casa Ley then owned by the Company or any Company Subsidiary. If the Company and the Shareholder Representative do not by mutual consent agree on the Fair Market Value of any unsold Equity Interests of Casa Ley then owned by the Company or any Company Subsidiary within such ten (10) Business Day period, then either the Company or the Shareholder Representative may, by written notice to the other (the “Referral Notice”), determine to refer such dispute to an independent investment banking firm. In the event that either the Company or the Shareholder Representative determines to refer such dispute to an independent banking firm, then, within ten (10) Business Days following the date of delivery of the Referral Notice, each of the Company and the Shareholder Representative shall separately, by written notice to the other, select an internationally recognized independent investment banking firm with expertise in valuing, selling or providing financing with respect to companies engaged, publicly or privately, in the food and drug retail business in Mexico and instruct such investment banks to select and mutually agree upon another such independent investment banking firm to be retained, which such independent investment banking firm shall be instructed by the parties to, within twenty (20) Business Days from the date of its retention, prepare and deliver to the Company and the Shareholder Representative such investment banking firm’s written determination of the Fair Market Value of such unsold Equity Interests of Casa Ley (which, for the avoidance of doubt, shall not include, nor take into account, any minority, liquidity or similar discount to the valuation of Casa Ley in its entirety). Notwithstanding anything to the contrary contained in this Section 2.4, in the event that the Company or any Company Subsidiary enters into an agreement to sell any unsold Equity Interests in Casa Ley after the three (3) year anniversary of the Closing but prior to the final payment of the Sale Deadline Net Proceeds, then the Fair Market Value of any such unsold Equity Interests of Casa Ley for purposes of this Section 2.4(d)(i) shall be the greater of (x) the Fair Market Value as determined by either (A) the mutual consent of the Company and the Shareholder Representative or (B) the independent investment banking firm and (y) the price per Equity Interest of the Equity Interests of Casa Ley set forth in such agreement (multiplied by the number of unsold Equity Interests of Casa Ley owned by the Company as of the Sale Deadline). The determination of the Fair Market Value of any unsold Equity Interests in Casa Ley then owned by the Company or any Company Subsidiary in accordance with this Section 2.4(d)(i) shall be final and binding upon the Company and the Shareholder Representative and any other Persons for purposes of calculating the Remaining Asset Amount.

(ii) Promptly following the completion of the Entire Casa Ley Sale or the occurrence of the Sale Deadline, but in no event later than the later of (A) twenty (20) Business Days thereafter and (B) three (3) Business Days following receipt of the calculation of the Fair Market Value referenced in Section 2.4(d)(i) above, the Company shall deliver to the Shareholder Representative (with a copy to the Rights Agent and Ultimate Parent) the Company’s good faith written calculation of the Casa Ley Net Proceeds or the Sale Deadline Net Proceeds (including any Partial Casa Ley Sales), and the resulting Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable (the “Entire CVR Payment Statement”). The Entire CVR Payment Statement shall incorporate any Casa Ley Sale Expenses of the Shareholder Representative set forth in writing by the Shareholder Representative to the Company within such twenty (20) Business Day (or applicable later) period, which shall be certified by the Shareholder Representative. Ultimate Parent and the Company may rely in good faith upon such certification. For the avoidance of doubt, the Company shall deliver an Entire CVR Payment Statement even if it believes that there are no Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR due and payable. Such Entire CVR Payment Statement will be accompanied by the Company’s calculation in reasonable detail of the components of the Casa Ley Net Proceeds or the Sale Deadline Net Proceeds, as applicable, including a good faith written calculation, in reasonable detail and with supporting documentation, work papers and receipts, of the Casa Ley Sale Expenses incurred by the Company and its Subsidiaries (other than the Shareholder Representative Expense Amount and any Pre-Funded Amounts pursuant to Section 3.3(b)), along with an Officer’s Certificate certifying such Casa Ley Sale Expenses and that the CVR Payment Amount was calculated in the manner required under this Agreement. The Shareholder Representative may rely in good faith on such certification.

(iii) Within thirty (30) days after receipt of the Entire CVR Payment Statement, the Shareholder Representative shall deliver to the Company and the Rights Agent (with a copy to Ultimate Parent) a Notice of Agreement or a Notice of Objection to such Entire CVR Payment Statement. During such thirty (30) day period, the Company shall cooperate with and permit, and Ultimate Parent shall cause the Company to cooperate with and permit, the Shareholder Representative and any accountant or other consultant or advisor retained by the Shareholder Representative access during normal business hours to such records and personnel (including the external auditors of the Company and its Subsidiaries) as may be reasonably necessary to verify the accuracy of the Entire CVR Payment Statement and the amounts underlying the calculation of the Entire CVR Payment Amount.

(iv) If the Shareholder Representative delivers a Notice of Agreement, then any Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, shall be due and payable to the Holders pursuant to the procedures set forth in this Section 2.4(d) below, and, after delivery of any Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, with respect to all Holders to the Rights Agent, Ultimate Parent and the Company shall thereafter have no further obligations with respect to such Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR. If the Shareholder Representative does not deliver either a Notice of Objection or a Notice of Agreement within such thirty (30) day period, then the Shareholder Representative shall be deemed to have delivered a Notice of Agreement with respect to such Entire CVR Payment Statement at the end of such period.

(v) If the Shareholder Representative delivers a Notice of Objection to the Company within such thirty (30) day period, such Notice of Objection shall contain the Shareholder Representative’s calculation of the Casa Ley Net Proceeds or the Sale Deadline Net Proceeds (including any Partial Casa Ley Sales), and the resulting Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable. Such Notice of Objection must also be accompanied by a description in reasonable detail of each of the Objections, and a certificate certifying that the CVR Payment Amount reflected in the Notice of Objection was calculated in the manner required under this Agreement.

(vi) If the Company does not agree with any of the Objections, the Objections that are in dispute shall be submitted to [—] (the “Neutral Auditor”).3 Such Neutral Auditor shall, within thirty (30) Business Days of such submission, resolve any differences between the Company and the Shareholder Representative and such resolution shall, in the absence of manifest error, be final, binding and conclusive upon Ultimate Parent, the Company, the Shareholder Representative, each of the other parties hereto and each of the Holders. The costs, fees and expenses of such Neutral Auditor shall be borne equally by the Company and the Shareholder Representative; with any such costs, fees and expenses of the Shareholder Representative being offset against any Casa Ley Net Proceeds or the Sale Deadline Net Proceeds (including any Partial Casa Ley Sales), and the resulting Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, any such costs, fees and expenses of such Neutral Auditor to be borne by the Company shall not be considered to be Casa Ley Sale Expenses. Upon such resolution, the Company and the Shareholder Representative shall notify the Rights Agent of such resolution and any Casa Ley Net Proceeds

[3]	To be jointly selected prior to the Effective Time.

Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, shall be due and payable to the Holders in respect of each CVR held by such Holder pursuant to the procedures set forth in this Section 2.4 below, and, after delivery of any Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, with respect to all Holders, the Rights Agent, Ultimate Parent and the Company shall thereafter have no further obligations with respect to the Casa Ley Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR and shall, subject to Section 2.4(e), no longer be entitled to (i) any amount to the extent reflected in any such finally resolved Casa Ley Net Proceeds or Sales Deadline Net Proceeds or (ii) any further Casa Ley Sale Expenses. To the extent that the Casa Ley Net Proceeds or the Sale Deadline Net Proceeds are less than zero, the Company shall bear any such costs, fees, expenses or losses.

(e) Once any Partial Casa Ley Net Proceeds Per CVR, Casa Ley Net Proceeds Per CVR, Sale Deadline Net Proceeds Per CVR or any deferred cash consideration per CVR payable pursuant to Section 2.4(a)(iv) becomes due and payable pursuant to Section 2.4(a)(iv), Section 2.4(c), Section 2.4(d) or Section 2.4(e), the Company shall establish a CVR Payment Date with respect to the CVR Payment Amount that is within five (5) Business Days thereafter and shall provide written notice to the Rights Agent and Shareholder Representative of the same. At least two (2) Business Days prior to such CVR Payment Date, the Company shall cause the Partial Casa Ley Net Proceeds, the Casa Ley Net Proceeds, the Sale Deadline Net Proceeds or the aggregate amount of deferred cash consideration payable pursuant to Section 2.4(a)(iv) to be delivered to the Rights Agent, who will in turn, on the CVR Payment Date, pay the applicable Partial Casa Ley Net Proceeds Per CVR, Casa Ley Net Proceeds Per CVR, Sale Deadline Net Proceeds Per CVR or deferred cash consideration per CVR payable pursuant to Section 2.4(a)(iv) to each of the Holders (recalculated as of each CVR Payment Date to the extent needed to adjust for any Reverted Company Shares multiplied by the number of CVRs held by such Holder as reflected on the CVR Register) by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date. Any Casa Ley Sale Expenses to the extent not reflected in the finally resolved Casa Ley Net Proceeds or Sale Deadline Net Proceeds shall be deducted from any such deferred cash consideration. If no CVR Payment Amount is due and payable to the Holders pursuant to any Partial Casa Ley Sale, the Entire Casa Ley Sale or at the Sale Deadline, the Rights Agent shall deliver notice of the same to the Holders within five (5) Business Days of being notified that no such CVR Payment Amount is owing to the Holders.

(f) The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the CVR Payment Amount otherwise payable pursuant to this Agreement, such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(g) Any funds comprising the cash deposited with the Rights Agent under Section 2.4(e) that remain undistributed to the Holders twelve (12) months after the CVR Payment Date with respect to the Entire Casa Ley Sale or the Sale Deadline shall be delivered to the Company by the Rights Agent, upon demand, and any Holders who have not theretofore received payment in exchange for such CVRs shall thereafter look only to the Company for payment of their claim therefor; provided, that to the extent any deferred cash consideration pursuant to Section 2.4(a)(iv) becomes due and payable after such date, such deferred cash consideration shall be deposited with the Rights Agent pursuant to Section 2.4(e) and any such funds that remain undistributed shall only be delivered to the Company twelve (12) months after the Rights Agent’s receipt thereof. Notwithstanding anything to the contrary herein, any portion of the consideration provided by the Company to the Rights Agent that remains unclaimed immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto, subject to any escheatment Laws.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Ultimate Parent or the Company.

(a) The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder (without prejudice to the inclusion in Casa Ley Net Proceeds and Sale Deadline Net Proceeds of the amounts referenced in Section 2.6).

(b) The CVRs shall not represent any equity or ownership interest in Ultimate Parent, the Company or any of their Affiliates, or in any constituent company to the Merger.

Section 2.6 Establishment of Casa Ley CVR Bank Account. Any amounts paid to the Company or any of its Subsidiaries in connection with any Partial Casa Ley Sale, any Entire Casa Ley Sale or in connection with any deferred cash consideration with respect thereto shall be held in a segregated bank account at a banking institution reasonably acceptable to the Shareholder Representative established and maintained for the benefit of the Holders and invested in one or more Qualified Investments until any CVR Payment Amount is required to be paid pursuant to the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, other than in connection with any payment pursuant to Section 2.4(e), the Company shall not withdraw any amounts from such bank account without the prior written consent of the Shareholder Representative.

ARTICLE III

THE RIGHTS AGENT AND SHAREHOLDER REPRESENTATIVE

Section 3.1 Certain Duties and Responsibilities.

(a) Neither (i) the Rights Agent nor (ii) the Shareholder Representative, the Shareholder Representative’s direct or indirect holders of Equity Interests,

any individual member of the committee that comprises or controls the Shareholder Representative or, as applicable, any of their respective managers, directors, officers, employees, agents or other representatives (such Persons described in this clause (ii) in their capacities as such, the “Shareholder Representative Persons”) shall have any liability or responsibility to any Person (A) of any kind whatsoever for its performance of any duties imposed on the Shareholder Representative hereunder or for any actions taken or not taken in connection with this Agreement, (B) for any acts or omissions of the other parties hereto or (C) for damages, losses or expenses arising out of this Agreement, except to the extent of their gross negligence, bad faith or willful or intentional misconduct. No Shareholder Representative Person shall have any duties, fiduciary or otherwise, under this Agreement except the duty to act in good faith and except as expressly set forth herein. No provision of this Agreement shall require the Rights Agent or any Shareholder Representative Person to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(b) The Shareholder Representative shall have the exclusive authority to act on behalf of the Holders in enforcing any of their rights hereunder, including the delivery of a Notice of Objection, statement of Objections and negotiation. The Shareholder Representative shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve material expense. All rights of action under this Agreement may be (and shall only be) enforced by the Shareholder Representative, and any action, suit or proceeding instituted by the Shareholder Representative shall be brought in its name as Shareholder Representative on behalf of the Holders, and any recovery of judgment shall be for the ratable benefit of all the Holders, as their respective rights or interests may appear in the CVR Register.

Section 3.2 Certain Rights of Rights Agent.

The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(c) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty; and

(d) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises.

Section 3.3 Indemnity and Expenses.

(a) The Company agrees to indemnify, defend and hold harmless each Shareholder Representative Person for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit, cost, damage or expense, including reasonable out-of-pocket expenses arising out of or in connection with the Rights Agent’s and the Shareholder Representative’s respective duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending the Rights Agent and each individual member of the Committee that comprises or controls the Shareholder Representative against any claims, charges, demands, investigations, suits or loss or liability, unless it shall have been finally determined by a court of competent jurisdiction to be a direct result of the Rights Agent’s or such Shareholder Representative Person’s gross negligence, bad faith or willful or intentional misconduct. The right to indemnification conferred in this Section 3.3(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by such Person entitled to be indemnified under this Section 3.3(a) who was, or is threatened to be made a named defendant or respondent in a claim, charge, demand, investigation or suit in advance of the final disposition thereof and without any determination as to the Person’s ultimate entitlement to indemnification. The rights granted pursuant to this Section 3.3(a) shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.3(a) shall have the effect of limiting or denying any such rights with respect to claims, charges, demands, investigations and suits arising prior to any such amendment, modification or repeal. The Shareholder Representative Person’s aggregate liability to any Person with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Shareholder Representative as fees and charges, but not including reimbursable expenses. Indemnification under this Section 3.3(a) shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. Any such amounts incurred by the Company in connection with this Section 3.3(a) shall be a Casa Ley Sale Expense.

(b) The Company or any of its Affiliates shall, at the Effective Time, transfer to a joint account of the Company and the Shareholder Representative funds in the amount of $25,000,000 for use by the Shareholder Representative (the “Shareholder Representative Expense Amount”). If the Shareholder Representative shall require any amounts in excess of the Shareholder Representative Expense Amount, at the request of the Shareholder Representative from time to time, the Company or an Affiliate of the Company will promptly pre-fund to such joint account an amount reasonably specified by the Shareholder Representative in respect of expected expenses of the Shareholder Representative in connection with the Casa Ley Sale (including payments to such advisors as the Shareholder Representative may choose to engage in connection with the Casa Ley Sale) and performance of its obligations and duties hereunder (any such amount, a “Pre-Funded Amount”). Any amounts (and only such amounts) actually spent from the Shareholder Representative Expense Amount or Pre-Funded Amounts shall be included in the calculation of Casa Ley Sale Expenses hereunder. Any funds from the Shareholder Representative Expense Amount or Pre-Funded Amounts that remain unused on the earlier of the consummation of the Entire Casa Ley Sale and the Sale Deadline (taking into account the completion of the procedures set forth in Section 2.4) shall be distributed from the joint account to the Company five (5) Business Days after the payment of the Casa Ley Net Proceeds Per CVR or the Sale Deadline Net Proceeds Per CVR.

(c) The Company agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as set forth on Schedule 3.3(c) hereto and (ii) to reimburse the Rights Agent for all taxes and governmental charges (other than taxes measured by the Rights Agent’s income) and reasonable and necessary out-of-pocket expenses (including reasonable and necessary fees and expenses of the Rights Agent’s counsel) paid or incurred by the Rights Agent in connection with the administration of its duties hereunder. Any invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable by the Company within thirty (30) days after receipt by the Company, except for postage and mailing expenses, which funds must be received one (1) Business Day prior to the scheduled mailing date. For the avoidance of doubt, 50% of such fees, expenses and reimbursements contained in this Section 3.3 shall be Casa Ley Sale Expenses and the remaining 50% of such fees, expenses and reimbursements shall not be Casa Ley Sale Expenses.

Section 3.4 Resignation and Removal of Rights Agent and Shareholder Representative; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to the Company (with a copy to Ultimate Parent) and the Shareholder Representative specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified. Any individual members of the committee that comprises or controls the Shareholder Representative may resign at any time by giving written notice thereof to the Company (with a copy to Ultimate Parent), the Rights Agent and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified.

(b) If at any time the Rights Agent shall resign, be removed or become incapable of acting, the Company, by a Board Resolution, shall promptly appoint a qualified successor Rights Agent reasonably satisfactory to the Shareholder Representative. The successor Rights Agent so appointed shall, upon its acceptance of such appointment in accordance with this Section 3.4(b), become the successor Rights Agent.

(c) If (i) a successor Rights Agent has not been appointed pursuant to Section 3.4(b) and has not accepted such appointment within thirty (30) days after the initial Rights Agent delivers notice of its resignation pursuant to Section 3.4(a) or (ii) at any time the Rights Agent shall become incapable of acting, the Shareholder Representative or the Company may petition any court of competent jurisdiction for the removal of the Rights Agent, if applicable, and the appointment of a successor Rights Agent.

(d) If at any time any individual members of the committee that comprises or controls the Shareholder Representative shall resign, be removed or become incapable of acting, the remaining members of the committee that comprises or controls the Shareholder Representative shall promptly appoint a qualified successor individual member to such committee. The successor individual member so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.4(d), become a successor individual member of the committee comprising the Shareholder Representative; provided, that (x) such successor individual member of the committee comprising the Shareholder Representative may not be a director, officer or employee of the Company or any of its Affiliates and (y) the Company agrees to indemnify the Shareholder Representative for any and all actions taken in connection with this Section 3.4(d).

(e) The Company shall give written notice of each resignation and each removal of a Rights Agent or individual member of the committee comprising the Shareholder Representative and each appointment of a successor Rights Agent or individual member of the committee comprising the Shareholder Representative to the then acting members of the committee comprising the Shareholder Representative or then acting Rights Agent, as applicable, within ten (10) days after acceptance of appointment by a successor Rights Agent or individual member of the committee comprising the Shareholder Representative. The Rights Agent (or successor Rights Agent) shall mail notice of each resignation and each removal of a Rights Agent or individual member of the committee comprising the Shareholder Representative and each appointment of a successor Rights Agent or individual member of the committee comprising the Shareholder Representative to the Holders within ten (10) days after receipt of notice thereof from the Company. Each such notice provided to the Rights Agent, Shareholder Representative, or Holders shall include the name and address of the successor Rights Agent or Shareholder Representative, as applicable.

Section 3.5 Acceptance of Appointment by Successor.

Every successor Rights Agent or Shareholder Representative appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Rights Agent or Shareholder Representative, as applicable, an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent or Shareholder Representative, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent or Shareholder Representative (as applicable); but, on request of the Company or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1 Operations.

(a) From and after the Effective Time until the payment of the Entire Casa Ley Net Proceeds or the Sale Deadline Net Proceeds, (i) the Company shall, to the extent legally permissible (and subject to the Shareholder Representative’s entry into a customary non-disclosure agreement to the extent required by applicable Law or any agreements binding on the Company with respect to Casa Ley), reasonably promptly provide to the Shareholder Representative all information received by the Company or any of its Subsidiaries relating to Casa Ley or any of its Subsidiaries, (ii) the Company shall vote (and shall cause its Subsidiaries to vote) their respective direct or indirect Equity Interests in Casa Ley and its Subsidiaries as directed by the Shareholder Representative, provided that such direction would not reasonably be expected to result in a violation of applicable Law, a violation of Casa Ley’s governing documents or any material liability or obligation of the Company, any Company Subsidiary or any of their Affiliates, (iii) the Company shall use commercially reasonable efforts to procure that (A) the Casa Ley Business will be operated substantially in the ordinary course of business consistent with past practice and (B) Casa Ley and each of its Subsidiaries will distribute any proceeds received with respect to any Partial Casa Ley Sale or the Entire Casa Ley Sale to the Company or any Company Subsidiary such that it may be distributed to the Holders, (iv) the Company shall not (and shall cause its Subsidiaries not to) enter into any material transaction, agreement or commitment with Casa Ley or any of its Subsidiaries without the Shareholder Representative’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), other than the continuation, in accordance with their respective terms, of any such transaction, agreement or commitment between Casa Ley or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other, that are in effect as of the Effective Time and (v) the Company shall not, shall cause its Subsidiaries not to, and shall use reasonable best efforts to cause Casa Ley not to, as applicable, issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of, or other Equity Interests in Casa Ley or any of its Subsidiaries. The Company agrees that it shall designate to the board of directors or similar governing body of Casa Ley and any of its Subsidiaries, a designee reasonably acceptable to and approved in writing in advance by the Shareholder Representative; provided that any appointees to the board of directors or similar governing body of Casa Ley and any of its Subsidiaries as of the Effective Time shall be deemed to have been approved in writing in advance by the Shareholder Representative.

Section 4.2 List of Holders.

The Company shall furnish or cause to be furnished to the Rights Agent, in such form as the Company receives from the transfer agent of the Company (or other agent performing similar services for the Company), or from the Company’s internal records with regard to Company Options, Restricted Shares, Performance Share Awards, Restricted Stock Units and shares credited in the “stock credit accounts” to the extent no records from a third party agent are maintained in the ordinary course, the names and addresses of the Holders within five (5) Business Days of the Effective Time.

Section 4.3 Casa Ley Sale Process.

(a) From and after the Effective Time until the consummation of the Entire Casa Ley Sale or the Sale Deadline, whichever is earlier, the Shareholder Representative shall be responsible for conducting the sale process of Casa Ley (or, to the extent a Casa Ley Sale involving a sale of Casa Ley Series A Shares is contemplated, responsible for overseeing and making any decisions on behalf of the Company with respect to such sale process of Casa Ley, and the Company hereby agrees that it will act at the direction of the Shareholder Representative with respect to the voting of its Equity Interests in respect of any matters concerning the Casa Ley Sale) and shall be empowered to take all actions necessary or advisable in order to consummate a Casa Ley Sale, including retaining advisors in connection with the Casa Ley Sale, soliciting potential purchasers for the Equity Interests owned by the Company and any Company Subsidiary and determining which purchaser to select, negotiating the terms and conditions of any Casa Ley Sale Agreement, including the purchase price for the Equity Interests owned by the Company and any Company Subsidiary, complying with any applicable provisions of Casa Ley’s governing documents (including the By-Laws), including with respect to rights of first refusal or similar provisions, and effectuating the consummation of such Casa Ley Sale.

(b) During the period from and after the Effective Time until the consummation of the Entire Casa Ley Sale or the Sale Deadline, whichever is earlier, the Company shall, and shall cause its Affiliates to, use commercially reasonable efforts to provide or cause to be provided to the Shareholder Representative all assistance reasonably requested by the Shareholder Representative in the preparation of the sales process, the negotiation and consummation of the transactions contemplated by the Entire Casa Ley Sale or any Partial Casa Ley Sale, including the use of commercially reasonable efforts (i) to provide such information, financial or otherwise, with respect to Casa Ley, its Subsidiaries or the Casa Ley Business as the Shareholder Representative may reasonably request, to the extent such information is reasonably available to, or can be reasonably obtained by, the Company or any Company Subsidiary, (ii) to assist in the preparation of disclosure schedules, exhibits and ancillary agreements contemplated in the applicable sales agreement relating to the Entire Casa Ley Sale or any such Partial Casa Ley Sale to the extent such information is reasonably available to, or can reasonably be attained by, the Company or any Company Subsidiary and (iii) to assist in obtaining approvals from Governmental Entities and consents and notices required to be obtained from or made to other Persons under the sales agreement relating to the Entire Casa Ley Sale or any such Partial Casa Ley Sale; provided, that, for the avoidance of doubt, all out-of-pocket costs, fees and expenses of the Company or its Affiliates in complying with this Section 4.3(b) shall be Casa Ley Sale Expenses, other than Excluded Expenses (which, for the avoidance of doubt, shall not be Casa Ley Expenses). The Company shall, and shall cause its Affiliates to, afford to the Shareholder Representative reasonable access, upon reasonable prior notice and during normal business hours to the Company’s officers, employees, properties, books, contracts and records as the Shareholder Representative may reasonably request relating to Casa Ley or its Subsidiaries; provided, that the Shareholder Representative shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company. During the period from and after the Effective Time until the consummation of the Entire Casa Ley Sale or the Sale Deadline, whichever is earlier, the Company shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate in good faith with the Shareholder Representative in connection with any proposed initial public offering of Casa Ley or the Casa Ley Series B Shares. The Shareholder Representative shall seek in good faith to complete the sale process of the Equity Interests in Casa Ley by the Sale Deadline (including any such Equity Interests that are publicly traded).

(c) The Shareholder Representative shall consult with the Company in the Entire Casa Ley Sale or any Partial Casa Ley Sale and shall keep the Company and Ultimate Parent reasonably informed on a current basis of the status, details and progress of any negotiations for the Entire Casa Ley Sale or any Partial Casa Ley Sale, including by providing copies of any marketing or information materials, the prospective purchaser’s financial statements and the current interim drafts of any Casa Ley Sale Agreement, and shall provide reasonable time to the Company and Ultimate Parent for review of such documents.

(d) In the event a definitive agreement is to be entered into prior to the Sale Deadline with respect to the Entire Casa Ley Sale or one or more Partial Casa Ley Sales, such agreement shall not, without the consent of the Company (which such consent shall not be unreasonably withheld, delayed or conditioned), (i) require the Company or any Company Subsidiary to agree to any material operating restrictions applicable to the Company or any Company Subsidiary (other than customary (A) confidentiality and/or employee non-solicitation restrictions that survive for no more than two (2) years from and after the Effective Time and, (B) restrictions relating to Casa Ley, any of its Subsidiaries, any of their respective properties or assets, the Casa Ley Business, any portions thereof or, to the extent such restrictions are reasonable, the Company’s or any Company Subsidiary’s management, operation or oversight thereof), (ii) require the Company or any Company Subsidiary to agree to any recourse applicable to the Company or any Company Subsidiary in excess of any escrow amount, holdback or similar amount after the closing of such agreement other than with respect to any customary indemnity obligations that are shared proportionately (based on their respective Equity Interests) among all of the participating Casa Ley shareholders for (A) any breaches by the Company or any Company Subsidiaries of (x) its covenants or agreements contained in such agreement or (y) any customary representations in such agreement relating to organization, qualification, capitalization, title to assets, authority, no conflicts, brokers, taxes, or employee benefits or (B) pre-closing taxes relating to Casa Ley, any of its Subsidiaries, any of their respective properties or assets, the Casa Ley Business, or any portions thereof, (iii) require the Company or any Company Subsidiary to retain any material excluded or retained liabilities (other than in connection with the matters described in (ii) above) relating to the securities or assets of Casa Ley or any of its Subsidiaries being directly or indirectly sold, transferred or otherwise disposed of in connection with such Entire Casa Ley Sale or Partial Casa Ley Sale after the closing of such agreement or (iv) be sold for a price that is payable in consideration other than cash or that, in the good faith judgment of the Shareholder Representative, would cause the Casa Ley Net Proceeds or the Partial Casa Ley Net Proceeds from such sale agreement to be less than zero. For the avoidance of doubt, and notwithstanding anything in any definitive agreement with respect to the Entire Casa Ley Sale or any Partial Casa Ley Sale, the Shareholder Representative shall control any third party claims relating to or arising under any such definitive agreement to the extent that any damages claimed thereunder are reasonably likely to be covered in full by any escrow, holdback or similar amount thereunder without direct liability of the Company or any Company Subsidiary and any costs, fees or expenses incurred by such Shareholder Representative in connection therewith shall be included in Casa Ley Sale Expenses.

(e) Upon the consummation of the Entire Casa Ley Sale or any Partial Casa Ley Sale, unless otherwise agreed to between the Company and the purchaser under such Casa Ley Sale Agreement, all intercompany arrangements and obligations between the Company and Casa Ley will be terminated and the Company shall take all actions necessary or advisable to cause such termination.

Section 4.4 Books and Records.

The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to keep true, complete and accurate records in sufficient detail to enable the Shareholder Representative and its consultants or professional advisors to determine the amounts payable hereunder.

ARTICLE V

AMENDMENTS

Section 5.1 Amendments Without Consent of Holders.

(a) Without the consent of any Holders, the Rights Agent, or the Shareholder Representative, the Company (when authorized by a Board Resolution), at any time and from time to time, may enter into one or more amendments hereto, subject to Section 6.1, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein.

(b) Without the consent of any Holders, the Company (when authorized by a Board Resolution), the Shareholder Representative and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the termination of the Rights Agent or any individual member of the committee comprising the Shareholder Representative and the succession of another Person as a successor Rights Agent or individual member of the committee comprising or controlling the Shareholder Representative, as applicable, and the assumption by any successor of the obligations of the Rights Agent or Shareholder Representative, as applicable, herein, in accordance with Sections 3.4 and 3.5;

(ii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company, the Rights Agent and the Shareholder Representative shall consider to be for the protection of the Holders; provided, that, in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Shareholder Representative;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that, in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Shareholder Representative; or

(iv) as may be necessary to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act.

(c) Promptly after the execution by the Company (and the Rights Agent, as applicable), of any amendment pursuant to the provisions of this Section 5.1, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2 Amendments with Consent of the Shareholder Representative.

(a) With the written consent of the Shareholder Representative, the Company (when authorized by a Board Resolution), the Shareholder Representative and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b) Promptly after the execution by the Company, the Shareholder Representative and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3 Execution of Amendments.

In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by the Company stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4 Effect of Amendments.

Upon the execution of any amendment permitted under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and each Holder, Ultimate Parent, the Company, the Shareholder Representative and the Rights Agent shall be bound thereby.

ARTICLE VI

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 6.1 Company Consolidation, Merger, Sale or Conveyance.

(a) From and after the Effective Time until such time as all of the Company’s payment obligations shall have been discharged, the Company shall not consolidate with or merge into any other Person or convey, assign, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(i) in the case that the Company shall consolidate with or merge into any other Person or convey, assign, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety (the “Surviving Person”) shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed; and

(ii) prior to such transaction, the Company has delivered to the Shareholder Representative an Officer’s Certificate stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) For purposes of this Section 6.1, “convey, transfer or lease its properties and assets substantially as an entirety” shall mean properties and assets contributing in the aggregate at least a majority of the Company’s and its Subsidiaries’ total consolidated revenues as reported in the last available periodic financial report (quarterly or annual, as the case may be).

(c) In the event the Company conveys, transfers or leases its properties and assets substantially as an entirety in accordance with the terms and conditions of this Section 6.1, the Company and the Surviving Person shall be jointly and severally liable for the payment of the CVR Payment Amount and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed.

Section 6.2 Successor Substituted.

Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein; provided, that notwithstanding any such transaction, if the Company is a surviving entity in the transaction, the Company shall also remain liable for the performance by the “Company” hereunder.

ARTICLE VII

OTHER PROVISIONS OF GENERAL APPLICATION

Section 7.1 Notices to Ultimate Parent, the Company, the Shareholder Representative and the Rights Agent.

All communications, notices and disclosures required or permitted by this Agreement shall be in writing and will be deemed to have been given when delivered in person or dispatched by electronic facsimile transfer (confirmed in writing by certified mail, concurrently dispatched) or one (1) Business Day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to the Company, to:

Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, California 94588

Attn: General Counsel

Facsimile: (925) 467-3231

with a copy (which shall not constitute notice) to:

[—]

[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

If to Ultimate Parent, to:

AB Acquisition LLC

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert G. Miller

Email: Robert.Miller@albertsons.com

Facsimile: (208) 395-4625

with a copy (which shall not constitute notice) to:

Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention: Lenard Tessler, Mark Neporent, Lisa Gray

Email: LTessler@cerberuscapital.com;

MNeporent@cerberuscapital.com

LGray@cerberuschicago.com

Facsimile: (212) 891-1540

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman; Robert B. Loper, John M. Pollack

Email: Stuart.Freedman@srz.com;

Robert.Loper@srz.com;

John.Pollack@srz.com

Facsimile: (212) 593-5955

If to the Shareholder Representative, to:

[—]

[—]

[—]

[—]

Attention: [—]

Email:

Facsimile: [—]

and

[—]

[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

and

[—]

[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

With copies (which shall not constitute notice) to:

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111-6538

Tel: (415) 391-0600

Attention: Scott R. Haber

Email: scott.haber@lw.com

Facsimile: (415) 395-8095

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Tel: (212) 906-1200

Attention: M. Adel Aslani-Far

                 Eli G. Hunt

Email: adel.aslanifar@lw.com

            eli.hunt@lw.com

Facsimile (212) 751-4864

If to the Rights Agent, to:

[—]

[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

Section 7.2 Notice to Holders.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and if delivered personally, facsimiled (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 7.3 Counterparts; Headings.

This Agreement may be executed in several counterparts (whether by facsimile, pdf or otherwise), each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic image scan transmission). The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

Section 7.4 Assignment; Successors.

(a) Subject to Section 6.1, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by all of the parties and their respective successors and assigns; provided, that this Agreement may not be enforced directly by any Holder but may only be enforced on behalf of the Holders by the Shareholder Representative.

Section 7.5 Benefits of Agreement.

Except as set forth in Article III with respect to the Shareholder Representative Persons, nothing in this Agreement, is intended to or be deemed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder. The Shareholder Representative shall be the sole and exclusive representative of the Holders for all matters in connection with this Agreement and this Agreement may not be enforced directly by any Holder but may only be enforced on behalf of the Holders by the Shareholder Representative.

Section 7.6 Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Other than with respect to disputes submitted to an independent investment banking firm under Section 2.4(d)(i) or the Neutral Auditor under Section 2.4(d)(vi), each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such Delaware court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Delaware court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 7.7 Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7

Section 7.8 Remedies.

The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the termination of this Agreement in accordance with Section 7.10, (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or the posting of any collateral, bond or other security, this being in addition to any other remedy available at law, in equity, under this Agreement or otherwise and (b) the right of injunctive relief, specific enforcement and other equitable relief is an integral part of this Agreement and transactions related hereto. The parties also agree that the non-prevailing party (as determined by a court of competent jurisdiction in a final, nonappealable order) in any litigation relating to the enforcement of this Agreement shall reimburse the prevailing party for all costs incurred by the prevailing party (including reasonable legal fees in connection with any litigation). To the extent the Shareholder Representative is the non-prevailing party, its reimbursement obligation under this Section 7.8 shall be a Casa Ley Sale Expense.

Section 7.9 Severability Clause.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by the Merger Agreement and this Agreement are fulfilled to the extent possible.

Section 7.10 Termination.

This Agreement and each CVR shall be terminated and of no further force or effect, and the parties hereto shall have no liability hereunder, upon (i) the one (1) year anniversary of the later of (a) the payment of all Partial Casa Ley Net Proceeds, Casa Ley Net Proceeds, Sale Deadline Net Proceeds and the payment of all deferred cash consideration pursuant to Section 2.4(a)(iv), or (b) the Sale Deadline, or (ii) the written agreement of the Company and the Shareholder Representative to terminate this Agreement. Notice of any such termination will be promptly mailed by the Rights Agent to the Holders. Notwithstanding anything to the contrary contained in this Agreement, Section 3.1, Section 3.2, Section 3.3, and this Article VII shall survive the termination of this Agreement indefinitely.

Section 7.11 Entire Agreement.

This Agreement, the Merger Agreement, all documents and instruments referenced herein and therein, and all exhibits and schedules attached to the foregoing, constitute the entire agreement of the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.

Section 7.12 Suits for Enforcement.

In a case where breach has occurred, has not been waived and is continuing, the Shareholder Representative may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Shareholder Representative shall deem most effectual to protect and enforce any of such rights (unless authorization and/or appearance of each of the Holders is required by applicable Law), either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Shareholder Representative by this Agreement or by Law. Notwithstanding anything to the contrary contained in this Agreement, any liability of any of the parties hereunder (including the Shareholder Representative) for breach of its obligations under this Agreement shall not (other than in connection with fraud or willful misconduct, or third party claims arising out of such party’s breach of this Agreement) include any unforeseeable and remote indirect or consequential damages, or any special or punitive damages. Subject to the immediately preceding sentence, any liability of the Company may include the benefit of the bargain lost by the Holders to the extent proximately caused by such breach (taking into consideration relevant matters, including the total amount payable to such Holders under this Agreement but for such breach, the time value of money, and any costs, fees and expenses incurred by the Shareholder Representative Persons in connection therewith) which shall be deemed in such event to be damages recoverable by the Shareholder Representative for the benefit of the Holders. With respect to any party other than the Company, under no circumstances shall such party be liable for monetary damages hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SAFEWAY INC.

By:
Name:
Title:

[Signature Page to Casa Ley CVR Agreement]

AB ACQUISITION LLC

By:
Name:
Title:

[Signature Page to Casa Ley CVR Agreement]

[SHAREHOLDER REPRESENTATIVE]

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Casa Ley CVR Agreement]

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to Casa Ley CVR Agreement]

Schedule 2

EXHIBIT C

FORM OF PDC CONTINGENT VALUE RIGHTS AGREEMENT

BY AND AMONG

AB ACQUISITION LLC,

SAFEWAY INC.

THE SHAREHOLDER REPRESENTATIVE, AS DEFINED HEREIN

AND

[—], AS RIGHTS AGENT

DATED AS OF [—], 201[—]

i

ii

FORM OF PDC CONTINGENT VALUE RIGHTS AGREEMENT

THIS PDC CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [—], 201[—] (this “Agreement”), is entered into by and among AB Acquisition LLC, a Delaware limited liability company (“Ultimate Parent”), Safeway Inc., a Delaware corporation (the “Company”), [—], a [—] corporation, as Rights Agent (the “Rights Agent”)1 and the Shareholder Representative.

RECITALS

WHEREAS, the Parent Entities and the Company have entered into an Agreement and Plan of Merger, dated as of March 6, 2014 (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned indirect Subsidiary of Ultimate Parent;

WHEREAS, pursuant to the Merger Agreement, the Parent Entities have agreed to cause the Company to create and issue in respect of each Closing Company Share, certain rights to the CVR Payment Amount if and when payable pursuant to this Agreement; and

WHEREAS, as of, or prior to, the Effective Time, the Company, the Company Subsidiaries, and PDC have consummated the PDC Restructuring.

NOW, THEREFORE, for and in consideration of the agreements contained herein and the consummation of the transactions contemplated by the Merger Agreement, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iii) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa;

[1]	To be jointly selected prior to the Effective Time.

1

(iv) all references to “including” shall be deemed to mean including without limitation;

(v) references to any Person include such Person’s successors and permitted assigns; and

(vi) the Excluded Entities shall not be deemed to be Subsidiaries of the Company or Company Subsidiaries.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them as follows:

“Affiliate Transactions” means all Contracts, transactions and arrangements between any PDC Entity, on the one hand, and the Company or any of its Affiliates (other than any PDC Entity) on the other hand.

“Agreement” has the meaning given to such term in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

“Company” has the meaning given to such term in the Preamble.

“CVRs” means the contingent value rights issued by the Company under this Agreement.

“CVR Payment Amount” has the meaning set forth in Section 2.4(a).

“CVR Payment Date” means the date that any CVR Payment Amount is paid by the Company to the Holders pursuant to Section 2.4.

“CVR Register” has the meaning given to such term in Section 2.3(b).

“Disputed Unsold Material PDC Asset” has the meaning given to such term in Section 2.4(c)(i).

“Entire CVR Payment Statement” has the meaning given to such term in Section 2.4(c).

“Entire PDC Sale” means, as of any date of determination, a direct or indirect sale, transfer or other disposition (including by means of a merger or other business combination transaction) in one or more transactions (i) of all of the then remaining consolidated assets of the PDC Entities, (ii) of 100% of the Company’s then remaining Equity Interests in the PDC Entities or (iii) the effect of which is to divest 100% of the Company’s then remaining direct or indirect investment in the PDC Entities.

2

“Excluded Expenses” means (i) any costs, fees or expenses of the Company or any Company Subsidiary arising out of or relating to any dispute with the Shareholder Representative or otherwise with respect to the terms of this Agreement other than the Shareholder Representative’s equal share of the fees and expenses of the Neutral Auditor and each Qualified Real Estate Appraiser and/or Selected Real Estate Appraiser and except as otherwise set forth in Section 7.8 and (ii) any amounts payable in connection with the Company-PDC Loans.

“Fair Market Value” means the fair market value of any unsold assets of the PDC Entities determined in accordance with Section 2.4(c)(i). For the avoidance of doubt, the fair market value of any Unsold Material PDC Asset shall include any office equipment, fixtures, development rights, leases, other agreements and any other assets (tangible or intangible) primarily associated with such asset and owned by PDC as of the Sale Deadline.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Merger Agreement” has the meaning given to such term in the Recitals.

“Neutral Auditor” has the meaning given to such term in Section 2.4(c)(vi).

“Notice of Agreement” has the meaning given to such term in Section 2.4(b)(ii).

“Notice of Objection” has the meaning given to such term in Section 2.4(b)(ii).

“Objections” has the meaning given to such term in Section 2.4(b)(iv).

“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary of the Company, in his or her capacity as such an officer.

“Partial CVR Payment Statement” has the meaning given to such term in Section 2.4(b)(i).

“Partial PDC Net Proceeds” means, as of any date of determination, with respect to a Partial PDC Sale, the sum, if positive, of (i) the gross cash proceeds actually received by the Company or any Company Subsidiary from and after the Closing in consideration of such Partial PDC Sale (but excluding any escrow, holdback, deferred cash consideration or similar amounts to the extent not released to the Company or any Company Subsidiary prior to the consummation of the Partial PDC Sale) (without duplication of any amounts previously paid to the Holders with respect to a prior Partial PDC Sale), plus (ii) any cash amounts received (without duplication of any amounts (1) described in clause (i), (2) previously paid to the Holders with respect to a prior Partial PDC Sale or (3) paid to the Company or any Company Subsidiary in connection with any Partial PDC Sale) by the Company or any Company Subsidiary from and after the Closing through the closing date of such Partial PDC Sale as a dividend or distribution from the operating earnings of PDC due to its direct or indirect ownership of Equity Interests in PDC, minus (iii) the aggregate amount of the PDC Sale Expenses actually incurred through the consummation of such Partial PDC Sale (without duplication of any amounts deducted from Partial PDC Net Proceeds previously paid to the Holders with respect to a prior Partial PDC Sale, but including amounts incurred prior to the Closing to the extent not previously deducted from a calculation of Partial PDC Net Proceeds hereunder or under the Merger Agreement), minus (iv) the income taxes incurred by the Company or any Company Subsidiary in connection with such Partial PDC Sale which, for purposes of this definition, are deemed to equal the product of (A) (1) the sum of

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the amounts referenced in clauses (i) and (ii) of this paragraph, minus (2) the Company’s and the Company Subsidiaries’ tax basis in the assets of the PDC Entities (directly or indirectly) disposed of in any Partial PDC Sale, calculated under U.S. federal income tax principles, minus (3) the sum of the amounts referenced in clauses (iii) and (v) of this paragraph (but only to the extent that such amounts are deductible and not capitalized into the tax basis referenced in clause (iv)(A)(2) of this definition) and (without duplication of amounts described in clauses (iii) and (v) of this definition) any interest paid with respect to any Company-PDC Loans from the proceeds of any Partial PDC Sale, multiplied by (B) 39.25%, minus (v) (A) any amounts required to repay and discharge any and all PDC Third Party Indebtedness, (B) the amounts required to repay the PDC Loan Mandatory Prepayment Amount applicable to such Partial PDC Sale, (C) any PDC Severance Costs incurred by PDC, the Company or any Company Subsidiary in connection with the portion of PDC being sold in such Partial PDC Sale, minus (vi) any amounts set aside by PDC and consented to by the Shareholder Representative to allow PDC to operate in the ordinary course of its business (including, without limitation, the funding of development and redevelopment activity).

“Partial PDC Net Proceeds Per CVR” means an amount equal to (x) the Partial PDC Net Proceeds divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation; provided, that in the event such amount is negative, the Partial PDC Net Proceeds Per CVR shall be zero.

“Partial PDC Sale” means a direct or indirect sale, transfer or other disposition (including by means of a merger or other business combination transaction) (i) of less than all of the consolidated assets of the PDC Entities, (ii) of less than 100% of the Company’s Equity Interests in the PDC Entities or (iii) the effect of which is to divest the Company of less than all of its direct or indirect investment in the PDC Entities.

“PDC” or “PDC Entities” means the group of companies comprised of (i) Property Development Centers LLC and (ii) PDC I, Inc., as well as their respective Subsidiaries.

“PDC Business” shall mean the business and operations carried on by the PDC Entities.

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“PDC Net Proceeds” means, with respect to the Entire PDC Sale, the sum of (i) the gross cash proceeds actually received by the Company or any Company Subsidiary from and after the Closing in consideration of any Partial PDC Sale or the Entire PDC Sale (but excluding any escrow, holdback, deferred cash consideration or similar amounts with respect thereto), plus (ii) any cash amounts received (without duplication of any amounts (1) described in clause (i), or (2) paid to the Company or any Company Subsidiary as a dividend or distribution in connection with any Partial PDC Sale) by the Company or any Company Subsidiary from and after the Closing through the consummation of the Entire PDC Sale as a dividend or distribution paid from the operating earnings of PDC due to its direct or indirect ownership of Equity Interests in PDC, plus (iii) any interest or income received by the Company or any Company Subsidiary pursuant to Section 2.6, minus (iv) the aggregate amount of the PDC Sale Expenses actually incurred through the date of payment hereunder in connection with the consummation of the Entire PDC Sale (including amounts incurred prior to the Closing to the extent not previously deducted from a calculation of Partial PDC Net Proceeds hereunder or under the Merger Agreement), minus (v) the income taxes incurred by the Company or any Company Subsidiary in connection with the Entire PDC Sale which, for purposes of this definition, are deemed to equal the product of (A) (1) the sum of the amounts referenced in clauses (i), (ii) and (iii) of this paragraph, minus (2) the Company’s and the Company Subsidiaries’ tax basis in the assets of the PDC Entities (including, for the avoidance of doubt, in such assets sold in a prior Partial PDC Sale), calculated under U.S. federal income tax principles, minus (3) the sum of the amounts referenced in clauses (iv) and (vi) of this paragraph (but only to the extent that such amounts are deductible and not capitalized into the tax basis referenced in clause (v)(A)(2) of this definition) and (without duplication of amounts described in clauses (iv) and (vi) of this definition) any interest paid with respect to any Company-PDC Loans from the proceeds of any Partial PDC Sale or the Entire PDC Sale, multiplied by (B) 39.25%, minus (vi) without duplication (A) any amounts required to repay and discharge at the closing of the Entire PDC Sale any and all PDC Third Party Indebtedness to the extent the Company or its Subsidiaries would have any liability therefor after the closing of the Entire PDC Sale, (B) the amounts required to repay the Company-PDC Loans, (C) any PDC Severance Costs to the extent the Company or any Company Subsidiary would reasonably have any liability therefor after the closing of the Entire PDC Sale and (D) with respect to any Partial PDC Sales consummated after the Closing, any amounts deducted pursuant to clause (v) of the definition of Partial PDC Net Proceeds, minus (vii) any Partial PDC Net Proceeds actually paid to the Holders from and after the Closing.

“PDC Net Proceeds Per CVR” means an amount equal to (x) the PDC Net Proceeds divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation; provided, that in the event such amount is negative, the PDC Net Proceeds Per CVR shall be zero.

“PDC Restructuring” means such transfers, distributions and contributions to and from the Company and the Company Subsidiaries, on the one hand, and PDC, on the other, reasonably necessary to (i) transfer (A) fee simple title to the real property comprising the Contributed Stores Real Estate, the Contributed Stores Centers, the Development Stores Real Estate, the Development Stores Centers and the Additional PDC Real Estate, (B) all personal property reasonably related to the business of PDC (including, without limitation, equipment, plans and specifications, contracts, reports and other data and presentation and marketing materials) and (C) cash in the amount of Forty Million Dollars ($40,000,000) to PDC and (ii) transfer any assets owned by PDC as of the date hereof, to the extent such assets do not relate to PDC’s real estate development business to the Company or a Company Subsidiary (other than PDC).

“PDC Sale” means an Entire PDC Sale or Partial PDC Sale, as applicable.

“PDC Sale Agreement” means an executed binding definitive transaction document providing for a PDC Sale.

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“PDC Sale Expenses” means (a) any out-of-pocket transaction costs, fees or expenses (including any broker fees, finder’s fees, advisory fees, accountant or attorney’s fees and transfer or similar taxes imposed by any jurisdiction) incurred in connection with the Entire PDC Sale or a Partial PDC Sale (including any amounts expressly deemed to be PDC Sale Expenses hereunder) by the Company or any of its Subsidiaries (or Affiliates pursuant to Section 4.3(b)) and the Shareholder Representative and (b) 50% of the fees and expenses of the Rights Agent, the Neutral Auditor, the Selected Real Estate Appraiser and each Qualified Real Estate Appraiser consulted pursuant to Section 2.4(c)(i), in each case which are documented in reasonable detail, prepared in good faith, and certified by the Shareholder Representative or the Company; provided, that PDC Sale Expenses shall exclude any Excluded Expenses.

“PDC Severance Costs” means compensation, cost of benefits and other costs paid, or due to be paid (including the employer portion of any taxes paid related thereto) by the Company (or, in the case of a Partial PDC Sale, by PDC), to employees of PDC or of the Company providing services to the business and operations carried on by PDC, in connection with a termination of employment from the Company, in each case, within one (1) month of the date thereof as a result of the Entire PDC Sale or any Partial PDC Sale.

“PDC Third Party Indebtedness” means third-party Indebtedness of PDC in connection with the Entire PDC Sale or any Partial PDC Sale (excluding, for the avoidance of doubt, any Company-PDC Loans).

“Permitted Transfer” means (i) the transfer of any or all of the CVRs on death by will or intestacy, (ii) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (iii) transfers made pursuant to a court order (including in connection with divorce, bankruptcy or liquidation), (iv) if the Holder is a corporation, partnership or limited liability company, a distribution by the transferring corporation, partnership or limited liability company to its stockholders, partners or members, as applicable (provided that (A) such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act, or (B) in the case of a transferring corporation, the Company shall have reasonably determined after consultation with counsel that such distribution does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act), and (v) a transfer made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Pre-Funded Amount” has the meaning given to such term in Section 3.3(b).

“Qualified Investment” means any (i) investment in a money market investment program registered under the Investment Company Act of 1940, as amended, that invests solely in direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America or (ii) certificate of deposit issued by any bank, bank and trust company or national banking association with a combined capital and surplus in excess of $100,000,000 and insured by the Federal Deposit Insurance Corporation or a similar governmental agency.

“Qualified Real Estate Appraiser” has the meaning given to such term in Section 2.4(c)(i).

“Referral Notice” has the meaning given to such term in Section 2.4(c)(i).

“Remaining Asset Amount” means the aggregate Fair Market Value, as of the Sale Deadline, of all Unsold Material PDC Assets.

“Rights Agent” means the Rights Agent named in the Preamble, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Sale Deadline” means the later of (i) the two (2) year anniversary of the Effective Time and (ii) if one or more PDC Sales Agreements is executed prior to the two (2) year anniversary of the Effective Time but the Partial PDC Sale or Entire PDC Sale

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contemplated thereby, as applicable, has not closed, the Sale Deadline shall be the date on which sixty (60) days have elapsed after the date all such PDC Sales Agreements have either been terminated or any and all closings under such PDC Sales Agreements have occurred.

“Sale Deadline Net Proceeds” means, as of the Sale Deadline, in the event there is no Entire PDC Sale, the sum of (i) the gross cash proceeds actually received by the Company or any Company Subsidiary from and after the Closing in consideration of any Partial PDC Sale (but excluding any escrow, holdback, deferred cash consideration or similar amounts pursuant thereto), plus (ii) any cash amounts received (without duplication of any amounts (1) described in clause (i) or (2) paid to the Company or any Company Subsidiary as a dividend or distribution in connection with any Partial PDC Sale) by the Company or any Company Subsidiary from and after the Closing through the Sale Deadline as a dividend or distribution from the operating earnings of PDC due to its direct or indirect ownership of Equity Interests in PDC, plus (iii) any Remaining Asset Amount, plus (iv) any interest or income received by the Company or any Company Subsidiary pursuant to Section 2.6, minus (v) the aggregate amount of the PDC Sale Expenses actually incurred through the date of payment hereunder in connection with the occurrence of the Sale Deadline (including amounts incurred prior to the Closing to the extent not previously deducted from a calculation of Partial PDC Net Proceeds hereunder or under the Merger Agreement), minus (vi) certain income taxes incurred by the Company or any Company Subsidiary from and after the Closing which, for purposes of this definition, are deemed to equal the product of (A) (1) the sum of the amounts referenced in clauses (i), (ii), (iii) and (iv) of this paragraph minus (2) the Company’s and the Company Subsidiaries’ tax basis in the assets of the PDC Entities whether such assets were sold in a Partial PDC Sale or included in the determination of any Remaining Asset Amount), calculated under U.S. federal income tax principles, minus (3) the sum of the amounts referenced in clauses (v) and (vii) of this paragraph (but only to the extent that such amounts are deductible and not capitalized into the tax basis referenced in clause (vi)(A)(2) of this definition) and (without duplication of amounts described in clauses (v) and (vii) of this definition) any interest paid with regard to any Company-PDC Loans from the proceeds of any Partial PDC Sale, multiplied by (B) 39.25%, minus (vii) without duplication, with respect to any Partial PDC Sales consummated after the Closing and prior to the Sale Deadline, any amounts deducted pursuant to clause (v) of the definition of Partial PDC Net Proceeds, and minus (viii) any Partial PDC Net Proceeds actually paid to the Holders consummated from and after the Closing and prior to the Sale Deadline.

“Sale Deadline Net Proceeds Per CVR” means an amount equal to (x) the Sale Deadline Net Proceeds divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation; provided, that in the event such amount is negative, the Sale Deadline Net Proceeds Per CVR shall be zero.

“Selected Real Estate Appraiser” means the real estate appraiser selected in accordance with Section 2.4(c)(i).

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“Shareholder Representative” means a committee, or Person controlled by a committee, comprised of [—], [—] and [—],2 all of whom were individual members of the Board of Directors immediately prior to the Effective Time, who shall act by majority vote on behalf of the Holders as their sole and exclusive representative in their capacities as Holders for all matters in connection with this Agreement; provided, however, that the individual members of the committee comprising or controlling the Shareholder Representative shall act free of direction or instruction from any other members of the Board of Directors immediately prior to the Effective Time, though the individual members of the committee comprising or controlling the Shareholder Representative may communicate with such former members regarding the status and substance of this Agreement. Any instrument or document executed by a majority of the individual members of the committee comprising or controlling the Shareholder Representative, in the committee’s capacity as such, shall be deemed a valid execution of such instrument or document on behalf of the Shareholder Representative.

“Shareholder Representative Expense Amount” has the meaning given to such term in Section 3.3(b).

“Shareholder Representative Persons” has the meaning given to such term in Section 3.1(a).

“Surviving Person” has the meaning given to such term in Section 6.1(a)(i).

“Ultimate Parent” has the meaning given to such term in the Preamble.

“Unsold Material PDC Assets” means all Contributed Stores Centers, Development Stores Centers and Additional PDC Real Estate that are unsold as of the Sale Deadline, including any office equipment, fixtures, development rights, leases, other agreements and any other assets (tangible or intangible) primarily associated with such asset and owned by PDC as of the Sale Deadline.

[2]	To be determined by the Company prior to the Closing.

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ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1 Issuance of CVRs.

The Company shall issue the CVRs at the Effective Time pursuant to the terms of the Merger Agreement, and the CVRs shall represent the right of the Holders to receive, in respect of each CVR held by such Holder, the CVR Payment Amount (if any) if and when payable pursuant to this Agreement. The administration of the CVRs shall be handled pursuant to this Agreement in the manner set forth in this Agreement.

Section 2.2 Nontransferable.

The CVRs or any interest therein shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the registration of CVRs in a book-entry position for each Holder, transfers of CVRs as herein provided and any new issuances of CVRs in respect of any Reverted Company Shares. The CVR Register shall set forth the name and address of each Holder, the number of CVRs held by such Holder and the Tax Identification Number of each Holder. The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (including pursuant to any Reverted Company Shares or Permitted Transfers). Each of the Company and the Shareholder Representative may receive and inspect a copy of the CVR Register, from time to time, upon written request made to the Rights Agent. Within five (5) Business Days after receipt of such request, the Rights Agent shall mail a copy of the CVR Register, as then in effect, to the Company and the Shareholder Representative at the address set forth in Section 7.1.

(c) Subject to the restriction on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and any other requested documentation in form reasonably satisfactory to the Company and the Rights Agent, duly executed by the registered Holder thereof, the Holder’s attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein including Section 2.2, register the transfer of the CVRs in the CVR Register. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same right, and shall entitle the transferee to the same benefits and rights under

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this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio (unless the transfer was permissible hereunder and such failure to be duly registered is attributable to the fault of the Rights Agent). Any transfer or assignment of the CVRs shall be without charge (other than the cost of any transfer tax, which shall be the responsibility of the transferor) to the Holder.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Payment Amount.

(a) The Holders shall be entitled to the following payments in respect of their CVRs (any such payments, in the aggregate, the “CVR Payment Amount”):

(i) Payment for Partial PDC Sales. Subject to the procedures set forth in Section 2.4(b), upon the consummation of any Partial PDC Sale, each Holder of a CVR shall, in respect of such CVR, be entitled to and shall receive the Partial PDC Net Proceeds Per CVR with respect to such Partial PDC Sale.

(ii) Payment for Entire PDC Sales. Subject to the procedures set forth in Section 2.4(c), upon the consummation of the Entire PDC Sale, each Holder of a CVR shall, in respect of such CVR, be entitled to and shall receive the PDC Net Proceeds Per CVR.

(iii) Payment upon Sale Deadline. Subject to the procedures set forth in Section 2.4(c), upon the Sale Deadline, each Holder of a CVR shall, in respect of such CVR, be entitled to and shall receive the Sale Deadline Net Proceeds Per CVR.

(iv) Deferred Cash Consideration. To the extent that any consideration pursuant to any Partial PDC Sale or Entire PDC Sale includes any deferred cash consideration (including pursuant to any escrow, holdback or similar amount and including any such deferred cash consideration in connection with a Partial PDC Sale or Entire PDC Sale consummated prior to the Closing), each Holder of a CVR shall be entitled to and shall receive an amount with respect to such CVR equal to (x) the amount of such deferred cash consideration received by the Company or any Company Subsidiary (minus the product of (A) 39.25% and (B) the amount of such deferred cash consideration, less an allocable amount of the Company and the Company Subsidiaries’ tax basis in the assets of the PDC Entities, calculated under U.S. federal income tax principles, but only to the extent, if any, that such basis was not previously taken into account in determining the amount of the payments in clauses (i), (ii) and (iii) of this Section 2.4(a)) divided by (y) the number of CVRs listed in the CVR Register as of the date of such calculation. Such deferred cash consideration amounts received by the Company or any Company Subsidiary shall be paid by the Company, within two (2) Business Days after its receipt thereof, directly to the Rights Agent for payment to the Holders.

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(b) Procedure for Partial PDC Sales.

(i) Promptly following the closing of a Partial PDC Sale but in no event later than ten (10) Business Days thereafter, the Company shall deliver to the Shareholder Representative (with a copy to the Rights Agent and Ultimate Parent) the Company’s good faith written calculation, in reasonable detail and with supporting documentation, work papers and receipts of the Partial PDC Net Proceeds and the resulting Partial PDC Net Proceeds Per CVR (the “Partial CVR Payment Statement”), which shall be certified by the Company. The Partial CVR Payment Statement shall incorporate any PDC Sale Expenses of the Shareholder Representative set forth in writing by the Shareholder Representative to the Company within such ten (10) Business Day period, which shall be certified by the Shareholder Representative. Ultimate Parent and the Company shall be protected in relying in good faith upon such certification.

(ii) Within five (5) Business Days after receipt of the Partial CVR Payment Statement, the Shareholder Representative shall deliver to the Company and the Rights Agent (with a copy to Ultimate Parent) a notice specifying whether the Shareholder Representative agrees with (a “Notice of Agreement”) or objects to (a “Notice of Objection”) such Partial CVR Payment Statement.

(iii) If the Shareholder Representative delivers a Notice of Agreement, then any Partial PDC Net Proceeds Per CVR shall be due and payable to the Holders pursuant to the procedures set forth in Section 2.4(c) below. If the Shareholder Representative does not deliver either a Notice of Objection or a Notice of Agreement within such five (5) Business Day period, then the Shareholder Representative shall be deemed to have delivered a Notice of Agreement with respect to such Partial CVR Payment Statement at the end of such period.

(iv) Any Notice of Objection shall contain the Shareholder Representative’s calculation of the Partial CVR Net Proceeds and the resulting Partial PDC Net Proceeds Per CVR that such Shareholder Representative believes Holders are entitled to receive. Such Notice of Objection must also be accompanied by a description in reasonable detail of each of the objections to the calculations reflected in the Notice of Objection (collectively, the “Objections”). For a period of ten (10) Business Days after the delivery of the Notice of Objection, the Company and the Shareholder Representative shall, in good faith, try to resolve any Objections; provided, however, that to the extent that the Company and the Shareholder Representative shall disagree, the Shareholder Representative’s good faith calculation of the Partial CVR Net Proceeds and the resulting Partial PDC Net Proceeds Per CVR (as modified to give effect to the results of any discussions and negotiations pursuant to this clause (iv)) shall control.

(c) Procedure for the Entire PDC Sale or upon the Sale Deadline.

(i) For a period of ten (10) Business Days following the occurrence of the Sale Deadline, the Company and the Shareholder Representative shall attempt in good faith to agree on the Fair Market Value of each Unsold Material PDC Asset using a generally accepted valuation method. If the Company and the Shareholder Representative cannot by mutual consent agree on the Fair Market Value of any Unsold Material PDC Assets within such ten (10) Business Day period, then, with respect to each Unsold Material PDC Asset on which the Company and the Shareholder Representative do not agree on the Fair Market Value (a “Disputed Unsold Material PDC Asset”), either the Company or the Shareholder Representative may, by written notice to the other (the “Referral Notice”), determine to refer such dispute to the Selected Real Estate Appraiser in accordance with the provisions of this Section 2.4(c)(i). In the event that either the Company or the Shareholder Representative determines to refer such dispute to the Selected Real Estate Appraiser, then, within ten (10) Business Days following the delivery of the Referral Notice, each of the Company and the Shareholder Representative shall separately, by written notice to the other, select an independent MAI certified real estate appraiser from a nationally recognized appraisal firm that has not been engaged by PDC, the Company or the Shareholder Representative in connection with the PDC sale process, which appraiser shall have been active over the five (5) year period ending on the date of such selection in the appraisal of shopping center properties located in the vicinity of such Disputed Unsold Material PDC Asset (each such real estate appraiser, a “Qualified Real Estate Appraiser”), and the Company and the Shareholder Representative shall instruct such Qualified Real Estate Appraisers to select and mutually agree upon a third Qualified Real Estate Appraiser, which such Qualified Real Estate Appraiser shall be the Selected Real Estate Appraiser with respect to such Disputed Unsold Material PDC Asset. The parties shall instruct the Selected Real Estate Appraiser to, within twenty (20) Business Days from the date of its retention, prepare and deliver to the Company and the Shareholder Representative such Selected Real Estate Appraiser’s written opinion of the Fair Market Value of such Disputed Unsold Material PDC Asset (taking into consideration all office equipment, fixtures, development rights, leases and other agreements and other property or assets (tangible or intangible) associated with such Disputed Unsold Material PDC Asset and owned by PDC as of the Sale Deadline). Notwithstanding anything to the contrary contained in this Section 2.4, in the event that the Company or any Company Subsidiary enters into an agreement to sell any Material Unsold PDC Assets after the two (2) year anniversary of the Closing but prior to the final payment of the Sale Deadline Net Proceeds, then the Fair Market Value of each such Material Unsold PDC Asset for purposes of this Section 2.4(c)(i) shall be the greater of (x) the Fair Market Value as determined by either (A) the mutual consent of the Company and the Shareholder Representative or (B) the Selected Real Estate Appraiser and (y) the price of such Material Unsold PDC Assets set forth in such agreement. The determination of the Fair Market Value of any Disputed Unsold Material PDC Asset in accordance with this Section 2.4(c)(i) shall be final and binding upon the Company and the Shareholder Representative and any other Person for purposes of calculating the Remaining Asset Amount.

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(ii) Promptly following the completion of the Entire PDC Sale or the occurrence of the Sale Deadline, but in no event later than the later of (A) twenty (20) Business Days thereafter and (B) three (3) Business Days following the date that Fair Market Value of all Unsold Material PDC Assets has been determined in accordance with Section 2.4(c)(i) above, the Company shall deliver to the Shareholder Representative (with a copy to the Rights Agent and Ultimate Parent) the Company’s good faith written calculation of the PDC Net Proceeds or the Sale Deadline Net Proceeds (including any Partial PDC Sales), and the resulting PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable (the “Entire CVR Payment Statement”). The Entire CVR Payment Statement shall incorporate any PDC Sale Expenses of the Shareholder Representative set forth in writing by the Shareholder Representative to the Company within such twenty (20) Business Day period, which shall be certified by the Shareholder Representative. Ultimate Parent and the Company may rely in good faith upon such certification. For the avoidance of doubt, the Company shall deliver an Entire CVR Payment Statement even if it believes that there are no PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR due and payable. Such Entire CVR Payment Statement will be accompanied by the Company’s calculation in reasonable detail of the components of the PDC Net Proceeds or the Sale Deadline Net Proceeds, as applicable, including a good faith written calculation, in reasonable detail and with supporting documentation, work papers and receipts, of the PDC Sale Expenses incurred by the Company and its Subsidiaries (other than the Shareholder Representative Expense Amount and any Pre-Funded Amounts pursuant to Section 3.3(b)), along with an Officer’s Certificate certifying such PDC Sale Expenses and that the CVR Payment Amount was calculated in the manner required under this Agreement. The Shareholder Representative may rely in good faith on such certification.

(iii) Within thirty (30) days after receipt of the Entire CVR Payment Statement, the Shareholder Representative shall deliver to the Company and the Rights Agent (with a copy to Ultimate Parent) a Notice of Agreement or a Notice of Objection to such Entire CVR Payment Statement. During such thirty (30) day period, the Company shall cooperate with and permit, and Ultimate Parent shall cause the Company to cooperate with and permit, the Shareholder Representative and any accountant or other consultant or advisor retained by the Shareholder Representative access during normal business hours to such records and personnel (including the external auditors of the Company and its Subsidiaries) as may be reasonably necessary to verify the accuracy of the Entire CVR Payment Statement and the amounts underlying the calculation of the CVR Payment Amount.

(iv) If the Shareholder Representative delivers a Notice of Agreement, then any PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, shall be due and payable to the Holders pursuant to the procedures set forth in this Section 2.4(d) below, and, after delivery of any PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, with respect to all Holders to the Rights Agent, Ultimate Parent and the Company shall thereafter have no further obligations with respect to such PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR. If the Shareholder Representative does not deliver either a Notice of Objection or a Notice of Agreement within such thirty (30) day period, then the Shareholder Representative shall be deemed to have delivered a Notice of Agreement with respect to such Entire CVR Payment Statement at the end of such period.

(v) If the Shareholder Representative delivers a Notice of Objection to the Company within such thirty (30) day period, such Notice of Objection shall contain the Shareholder Representative’s calculation of the PDC Net Proceeds or the Sale Deadline Net Proceeds (including any Partial PDC Sales), and the resulting PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable. Such Notice of Objection must also be accompanied by a description in reasonable detail of each of the Objections, and a certificate certifying that the CVR Payment Amount reflected in the Notice of Objection was calculated in the manner required under this Agreement.

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(vi) If the Company does not agree with any of the Objections, the Objections that are in dispute shall be submitted to [—] (the “Neutral Auditor”).3 Such Neutral Auditor shall, within thirty (30) Business Days of such submission, resolve any differences between the Company and the Shareholder Representative and such resolution shall, in the absence of manifest error, be final, binding and conclusive upon Ultimate Parent, the Company, the Shareholder Representative, each of the other parties hereto and each of the Holders. The costs, fees and expenses of such Neutral Auditor shall be borne equally by the Company and the Shareholder Representative; with any such costs, fees and expenses of the Shareholder Representative being offset against any PDC Net Proceeds or the Sale Deadline Net Proceeds (including any Partial PDC Sales), and the resulting PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, any such costs, fees and expenses of such Neutral Auditor to be borne by the Company shall not be considered to be PDC Sale Expenses. Upon such resolution, the Company and the Shareholder Representative shall notify the Rights Agent of such resolution and any PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, shall be due and payable to the Holders in respect of each CVR held by such Holder pursuant to the procedures set forth in this Section 2.4 below, and, after delivery of any PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR, as applicable, with respect to all Holders to the Rights Agent, Ultimate Parent and the Company shall thereafter have no further obligations with respect to the PDC Net Proceeds Per CVR or Sale Deadline Net Proceeds Per CVR and shall, subject to Section 2.4(d), no longer be entitled to (i) any amount to the extent reflected in any such finally resolved PDC Net Proceeds or Sales Deadline Net Proceeds or (ii) any further PDC Sale Expenses. To the extent that the PDC Net Proceeds or the Sale Deadline Net Proceeds are less than zero, the Company shall bear any such costs, fees, expenses or losses.

(d) Once any Partial PDC Net Proceeds Per CVR, PDC Net Proceeds Per CVR, Sale Deadline Net Proceeds Per CVR or any deferred cash consideration per CVR payable pursuant to Section 2.4(a)(iv) becomes due and payable pursuant to Section 2.4(a)(iv), Section 2.4(b), Section 2.4(c) or Section 2.4(d), the Company shall establish a CVR Payment Date with respect to the CVR Payment Amount that is within five (5) Business Days thereafter and shall provide written notice to the Rights Agent and Shareholder Representative of the same. At least two (2) Business Days prior to such CVR Payment Date, the Company shall cause the Partial PDC Net Proceeds, the PDC Net Proceeds, the Sale Deadline Net Proceeds or the aggregate amount of deferred cash consideration payable pursuant to Section 2.4(a)(iv) to be delivered to the Rights Agent, who will in turn, on the CVR Payment Date, pay the applicable Partial PDC Net Proceeds Per CVR, PDC Net Proceeds Per CVR, Sale Deadline Net Proceeds Per CVR or deferred cash consideration per CVR payable pursuant to Section 2.4(a)(iv) to each of the Holders (recalculated as of each CVR Payment Date to the extent needed to adjust for any Reverted Company Shares multiplied by the number of CVRs held by such Holder as reflected on the CVR Register) by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such CVR Payment Date.

[3]	To be jointly selected prior to the Effective Time.

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Any PDC Sale Expenses to the extent not reflected in the finally resolved PDC Net Proceeds or Sale Deadline Net Proceeds shall be deducted from any such deferred cash consideration. If no CVR Payment Amount is due and payable to the Holders pursuant to any Partial PDC Sale, the Entire PDC Sale or at the Sale Deadline, the Rights Agent shall deliver notice of the same to the Holders within five (5) Business Days of being notified that no such CVR Payment Amount is owing to the Holders.

(e) The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the CVR Payment Amount otherwise payable pursuant to this Agreement, such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(f) Any funds comprising the cash deposited with the Rights Agent under Section 2.4(d) that remain undistributed to the Holders twelve (12) months after the CVR Payment Date with respect to the Entire PDC Sale or the Sale Deadline shall be delivered to the Company by the Rights Agent, upon demand, and any Holders who have not theretofore received payment in exchange for such CVRs shall thereafter look only to the Company for payment of their claim therefor; provided, that to the extent any deferred cash consideration pursuant to Section 2.4(a)(iv) becomes due and payable after such date, such deferred cash consideration shall be deposited with the Rights Agent pursuant to Section 2.4(d) and any such funds that remain undistributed shall only be delivered to the Company twelve (12) months after the Rights Agent’s receipt thereof. Notwithstanding anything to the contrary herein, any portion of the consideration provided by the Company to the Rights Agent that remains unclaimed immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto, subject to any escheatment Laws.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Ultimate Parent or the Company.

(a) The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder (without prejudice to the inclusion in PDC Net Proceeds and Sale Deadline Net Proceeds of the amounts referenced in Section 2.6).

(b) The CVRs shall not represent any equity or ownership interest in Ultimate Parent, the Company or any of their Affiliates, or in any constituent company to the Merger.

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Section 2.6 Establishment of PDC CVR Bank Account. Any amounts paid to the Company or any of its Subsidiaries in connection with any Partial PDC Sale, any Entire PDC Sale or in connection with any deferred cash consideration with respect thereto shall be held in a segregated bank account at a banking institution reasonably acceptable to the Shareholder Representative established and maintained for the benefit of the Holders and invested in one or more Qualified Investments until any CVR Payment Amount is required to be paid pursuant to the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, other than in connection with any payment pursuant to Section 2.4(d), the Company shall not withdraw any amounts from such bank account without the prior written consent of the Shareholder Representative.

ARTICLE III

THE RIGHTS AGENT AND SHAREHOLDER REPRESENTATIVE

Section 3.1 Certain Duties and Responsibilities.

(a) Neither (i) the Rights Agent nor (ii) the Shareholder Representative, the Shareholder Representative’s direct or indirect holders of Equity Interests, any individual member of the committee that comprises or controls the Shareholder Representative or, as applicable, any of their respective managers, directors, officers, employees, agents or other representatives (such Persons described in this clause (ii) in their capacities as such, the “Shareholder Representative Persons”) shall have any liability or responsibility to any Person (A) of any kind whatsoever for its performance of any duties imposed on the Shareholder Representative hereunder or for any actions taken or not taken in connection with this Agreement, (B) for any acts or omissions of the other parties hereto or (C) for damages, losses or expenses arising out of this Agreement, except to the extent of their gross negligence, bad faith or willful or intentional misconduct. No Shareholder Representative Person shall have any duties, fiduciary or otherwise, under this Agreement except the duty to act in good faith and except as expressly set forth herein. No provision of this Agreement shall require the Rights Agent or any Shareholder Representative Person to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(b) The Shareholder Representative shall have the exclusive authority to act on behalf of the Holders in enforcing any of their rights hereunder, including the delivery of a Notice of Objection, statement of Objections and negotiation. The Shareholder Representative shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve material expense. All rights of action under this Agreement may be (and shall only be) enforced by the Shareholder Representative, and any action, suit or proceeding instituted by the Shareholder Representative shall be brought in its name as Shareholder Representative on behalf of the Holders, and any recovery of judgment shall be for the ratable benefit of all the Holders, as their respective rights or interests may appear in the CVR Register.

Section 3.2 Certain Rights of Rights Agent.

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The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely in good faith upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(c) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty; and

(d) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises.

Section 3.3 Indemnity and Expenses.

(a) The Company agrees to indemnify, defend and hold harmless each Shareholder Representative Person for, and hold the Rights Agent harmless against, any loss, liability, claim, demand, suit, cost, damage or expense, including reasonable out-of-pocket expenses arising out of or in connection with the Rights Agent’s and the Shareholder Representative’s respective duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending the Rights Agent and each individual member of the Committee that comprises or controls the Shareholder Representative against any claims, charges, demands, investigations, suits or loss or liability, unless it shall have been finally determined by a court of competent jurisdiction to be a direct result of the Rights Agent’s or such Shareholder Representative Person’s gross negligence, bad faith or willful or intentional misconduct. The right to indemnification conferred in this Section 3.3(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by such Person entitled to be indemnified under this Section 3.3(a) who was, or is threatened to be made a named defendant or respondent in a claim, charge, demand, investigation or suit in advance of the final disposition thereof and without any determination as to the Person’s ultimate entitlement to indemnification. The rights granted pursuant to this Section 3.3(a) shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.3(a) shall have the effect of limiting or denying any such rights with respect to claims, charges, demands, investigations and suits arising prior to any such amendment, modification or repeal. The Shareholder Representative Person’s aggregate liability to any Person with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Shareholder Representative as fees and charges, but not including reimbursable expenses. Indemnification under this Section 3.3(a) shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity

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hereunder. Any such amounts incurred by the Company in connection with this Section 3.3(a) shall be a PDC Sale Expense.

(b) The Company or any of its Affiliates shall, at the Effective Time, transfer to a joint account of the Company and the Shareholder Representative funds in the amount of $25,000,000 for use by the Shareholder Representative (the “Shareholder Representative Expense Amount”). If the Shareholder Representative shall require any amounts in excess of the Shareholder Representative Expense Amount, at the request of the Shareholder Representative from time to time, the Company or an Affiliate of the Company will promptly pre-fund to such joint account an amount reasonably specified by the Shareholder Representative in respect of expected expenses of the Shareholder Representative in connection with the PDC Sale (including payments to such advisors as the Shareholder Representative may choose to engage in connection with the PDC Sale) and performance of its obligations and duties hereunder (any such amount, a “Pre-Funded Amount”). Any amounts (and only such amounts) actually spent from the Shareholder Representative Expense Amount or Pre-Funded Amounts shall be included in the calculation of PDC Sale Expenses hereunder. Any funds from the Shareholder Representative Expense Amount or Pre-Funded Amounts that remain unused on the earlier of the consummation of the Entire PDC Sale and the Sale Deadline (taking into account the completion of the procedures set forth in Section 2.4) shall be distributed from the joint account to the Company five (5) Business Days after the payment of the PDC Net Proceeds Per CVR or the Sale Deadline Net Proceeds Per CVR.

(c) The Company agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as set forth on Schedule 3.3(c) hereto and (ii) to reimburse the Rights Agent for all taxes and governmental charges (other than taxes measured by the Rights Agent’s income) and reasonable and necessary out-of-pocket expenses (including reasonable and necessary fees and expenses of the Rights Agent’s counsel) paid or incurred by the Rights Agent in connection with the administration of its duties hereunder. Any invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable by the Company within thirty (30) days after receipt by the Company, except for postage and mailing expenses, which funds must be received one (1) Business Day prior to the scheduled mailing date. For the avoidance of doubt, 50% of such fees, expenses and reimbursements contained in this Section 3.3 shall be PDC Sale Expenses and the remaining 50% of such fees, expenses and reimbursements shall not be PDC Sale Expenses.

Section 3.4 Resignation and Removal of Rights Agent and Shareholder Representative; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to the Company (with a copy to Ultimate Parent) and the Shareholder Representative specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified. Any individual members of the committee that comprises or controls the Shareholder Representative may resign at any time by giving written notice thereof to the Company (with a copy to Ultimate Parent), the Rights Agent and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified.

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(b) If at any time the Rights Agent shall resign, be removed or become incapable of acting, the Company, by a Board Resolution, shall promptly appoint a qualified successor Rights Agent reasonably satisfactory to the Shareholder Representative. The successor Rights Agent so appointed shall, upon its acceptance of such appointment in accordance with this Section 3.4(b), become the successor Rights Agent.

(c) If (i) a successor Rights Agent has not been appointed pursuant to Section 3.4(b) and has not accepted such appointment within thirty (30) days after the initial Rights Agent delivers notice of its resignation pursuant to Section 3.4(a) or (ii) at any time the Rights Agent shall become incapable of Acting, the Shareholder Representative or the Company may petition any court of competent jurisdiction for the removal of the Rights Agent, if applicable, and the appointment of a successor Rights Agent.

(d) If at any time any individual members of the committee that comprises or controls the Shareholder Representative shall resign, be removed or become incapable of acting, the remaining members of the committee that comprises or controls the Shareholder Representative shall promptly appoint a qualified successor individual member to such committee. The successor individual member so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 3.4(d), become a successor individual member of the committee comprising the Shareholder Representative; provided, that (x) such successor individual member of the committee comprising the Shareholder Representative may not be a director, officer or employee of the Company or any of its Affiliates and (y) the Company agrees to indemnify the Shareholder Representative for any and all actions taken in connection with this Section 3.4(d).

(e) The Company shall give written notice of each resignation and each removal of a Rights Agent or individual member of the committee comprising the Shareholder Representative and each appointment of a successor Rights Agent or individual member of the committee comprising the Shareholder Representative to the then acting members of the committee comprising the Shareholder Representative or then acting Rights Agent, as applicable, within ten (10) days after acceptance of appointment by a successor Rights Agent or individual member of the committee comprising the Shareholder Representative. The Rights Agent (or successor Rights Agent) shall mail notice of each resignation and each removal of a Rights Agent or individual member of the committee comprising the Shareholder Representative and each appointment of a successor Rights Agent or individual member of the committee comprising the Shareholder Representative to the Holders within ten (10) days after receipt of notice thereof from the Company. Each such notice provided to the Rights Agent, Shareholder Representative, or Holders shall include the name and address of the successor Rights Agent or Shareholder Representative, as applicable.

Section 3.5 Acceptance of Appointment by Successor.

Every successor Rights Agent or Shareholder Representative appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Rights Agent or Shareholder Representative, as applicable, an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent or Shareholder Representative, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent or Shareholder Representative (as applicable); but, on request of the Company or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

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ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1 Operations.

(a) From and after the Effective Time until the payment of the PDC Net Proceeds or the Sale Deadline Net Proceeds, (x) to the extent requested by the Shareholder Representative, the consent of the Shareholder Representative shall be required in connection with any material action or other material matter that would, consistent with PDC’s past practice, require the approval of the board of directors, the board of managers or the holders of the Equity Interests of any of the PDC Entities (it being understood and agreed for the avoidance of doubt, the officers of the PDC Entities shall have the authority to run the day to day operations of the PDC Entities, subject to the foregoing and except as otherwise determined by the Company and the Shareholder Representative) and (y) the Shareholder Representative shall have the right to direct and cause the PDC Entities to take or authorize any actions with respect to the entrance into, renewal, termination, extension or material amendment or waiver by any PDC Entity of any material Affiliate Transaction (other than, for the avoidance of doubt, back-office, general and administrative, overhead and similar arrangements in the ordinary course of business consistent with past practice prior to Closing). Without limiting the foregoing, from and after the Effective Time until the payment of the PDC Net Proceeds or the Sale Deadline Net Proceeds, whichever is earlier, the Company shall, and shall cause its Subsidiaries to, (1) to the extent legally permissible (and subject to the Shareholder Representative’s entry into a customary non-disclosure agreement to the extent required by applicable Law), reasonably promptly provide to the Shareholder Representative all information received by the Company or any of its Subsidiaries relating to PDC or any of its Subsidiaries, (2) cause the PDC Business to be operated substantially in the ordinary course of business consistent with past practice, (3) cause the PDC Entities to distribute any proceeds with respect to any Partial PDC Sale or the Entire PDC Sale to the Company or any Company Subsidiary such that it may be distributed to the Holders and (4) cause the PDC Entities not to, directly or indirectly, do, or agree to do, any of the following:

(i) (A) amend or otherwise change the certificate of incorporation or bylaws or equivalent organizational documents of any of the PDC Entities, or (B) adopt or enter into a plan or agreement of complete or partial liquidation or dissolution of any of the PDC Entities;

(ii) issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any equity interests of any of the PDC Entities or otherwise grant any equity or equity-based awards, or allow for the commencement of any new offering periods under any employee stock purchase plans;

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(iii) except in connection with a PDC Sale Agreement, sell, pledge, dispose of, abandon, mortgage, transfer or otherwise encumber or subject to any lien any property or assets of the PDC Entities;

(iv) reclassify, combine, split or subdivide any of their outstanding Equity Interests;

(v) redeem, repurchase or otherwise acquire any of their issued and outstanding Equity Interests except in connection with transactions among the PDC Entities;

(vi) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or any series of related transactions all or substantially all of the Equity Interests in any Person or any business or division of any Person or all or substantially all of the property or assets of any Person (or business or division thereof) that would be material to the PDC Business;

(vii) incur any Indebtedness for borrowed money or issue any debt securities or guarantee the obligations of any Person for borrowed money, except (A) for any such Indebtedness among one or more of the PDC Entities, (B) for any such Indebtedness for borrowed money incurred in the ordinary course of business, (C) for guarantees by any of the PDC Entities of Indebtedness for borrowed money of any of the PDC Entities, (D) Indebtedness for borrowed money pursuant to any credit facilities, indentures or similar Contracts of any of the PDC Entities existing as of the date hereof, or (E) indebtedness obtained by PDC for the operation of its business (including, without limitation, the funding of development and redevelopment activity);

(viii) other than in the ordinary course of business and in connection with the PDC Restructuring, (A) terminate or materially and adversely amend any Contract material to the PDC Business (other than the expiration or termination of any such material contract in accordance with its terms), or (B) enter into any contract or agreement by and between any of the PDC Entities, on the one hand, and any of their shareholders or any of their Affiliates (other than any of the PDC Entities), on the other;

(ix) except as may be required by a benefit plan applicable to PDC employees (a “PDC Benefit Plan”) in existence on the date of this Agreement or by applicable Law: (A) increase the compensation or benefits payable or to become payable to its directors, officers or senior-level employees (except for increases in the ordinary course of business consistent with past practice), (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of any of the PDC Entities other than in the ordinary course of business consistent with past practice, (C) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding of any equity interests, (D) except as required by GAAP, change any actuarial or other assumption used to calculate funding obligations with respect to any PDC Benefit Plan, (E) establish, adopt, enter into, materially amend or terminate any PDC Benefit Plan (other than as may be required by the terms of an existing PDC Benefit Plan or in connection with expiring collective bargaining agreements) or (F) provide any funding to any rabbi trust or similar arrangement;

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(x) (A) enter into or make any loans to any of its current or former executive officers, directors, employees, agents or consultants (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any PDC Benefit Plan or (B) otherwise make any loans, advances or capital contributions to or investments in any Person outside the ordinary course of business consistent with past practice (other than any of the PDC Entities);

(xi) make any change in accounting policies or procedures, other than in the ordinary course of business or as required by GAAP or by a Governmental Entity;

(xii) settle or compromise any material litigation involving amounts in excess of $500,000 individually, or which settlement or compromise would impose a non-monetary obligation on any of the PDC Entities after the Effective Time that is material to the PDC Entities, taken as a whole;

(xiii) except as would be consistent with past practice of the Company and the Company Subsidiaries, or as would not impact the CVR Payment Amount, make or change any material tax election, settle or compromise any material liability of any of the PDC Entities for taxes, file any material amendment to a previously filed tax return, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund; or

(xiv) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

(b) Company-PDC Loans. During the period from and after the Effective Time until the consummation of the PDC Sale or the Sale Deadline, whichever is earlier, the Company shall, as reasonably requested by the Shareholder Representative, continue to advance one or more Company-PDC Loans to PDC in accordance with the definitive loan documents in respect of the Company-PDC Loans. All amounts received by PDC in connection with any Partial PDC Sales (excluding the amounts required to pay the PDC Loan Mandatory Prepayment Amount with respect to such Partial PDC Sale) may be used by PDC in the ordinary course of its business (including, without limitation, the funding of development and redevelopment activity) and any amounts so used or set aside to be used shall not be Partial PDC Net Proceeds. Any decision to use such amounts in the ordinary course of business, and not as a distribution to Holders, shall be made by the Shareholder Representative.

Section 4.2 List of Holders.

The Company shall furnish or cause to be furnished to the Rights Agent, in such form as the Company receives from the transfer agent of the Company (or other agent performing similar services for the Company), or from the Company’s internal records with regard to Company Options, Restricted Shares, Performance Share Awards, Restricted Stock Units and shares credited in the “stock credit accounts” to the extent no records from a third party agent are maintained in the ordinary course, the names and addresses of the Holders within five (5) Business Days of the Effective Time.

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Section 4.3 PDC Sale Process.

(a) From and after the Effective Time until the consummation of the Entire PDC Sale or the Sale Deadline, whichever is earlier, the Shareholder Representative shall be responsible for conducting the sale process of PDC and shall be empowered to take all actions necessary or advisable in order to consummate a PDC Sale, including retaining advisors in connection with the PDC Sale, soliciting potential purchasers for the PDC Entities or any of the assets or business of the PDC Entities and determining which purchaser to select, negotiating the terms and conditions of any PDC Sale Agreement, including the purchase price thereof, and effectuating the consummation of such PDC Sale. The Shareholder Representative shall seek in good faith to complete the sale process of PDC prior to the Sale Deadline, whether as an Entire PDC Sale or as multiple Partial PDC Sales, with the goal of not having any Unsold Material PDC Assets as at the Sale Deadline.

(b) During the period from and after the Effective Time until the consummation of the Entire PDC Sale or the Sale Deadline, whichever is earlier, the Company shall, and shall cause its Affiliates to, use commercially reasonable efforts to provide or cause to be provided to the Shareholder Representative all assistance reasonably requested by the Shareholder Representative in the preparation of the sales process, the negotiation and consummation of the transactions contemplated by the Entire PDC Sale or any Partial PDC Sale, including the use of commercially reasonable efforts (i) to provide such information, financial or otherwise, with respect to the PDC Entities or the PDC Business as the Shareholder Representative may reasonably request, to the extent such information is reasonably available to, or can be reasonably attained by, the Company or any Company Subsidiary, (ii) to assist in the preparation of disclosure schedules, exhibits and ancillary agreements contemplated in the applicable sales agreement relating to the Entire PDC Sale or any such Partial PDC Sale, to the extent such information is reasonably available to, or can be reasonably attained by, the Company or any Company Subsidiary, and (iii) to assist in obtaining approvals from Governmental Entities and consents and notices required to be obtained from or made to other Persons under the sales agreement relating to the Entire PDC Sale or any such Partial PDC Sale; provided, that, for the avoidance of doubt, all out-of-pocket costs, fees and expenses of the Company or its Affiliates in complying with this Section 4.3(b) shall be PDC Sale Expenses, other than Excluded Expenses (which, for the avoidance of doubt, shall not be PDC Sale Expenses). The Company shall, and shall cause its Affiliates to, afford to the Shareholder Representative reasonable access, upon reasonable prior notice and during normal business hours to the Company’s officers, employees, properties, books, contracts and records as the Shareholder Representative may reasonably request relating to the PDC Entities; provided, that the Shareholder Representative shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company.

(c) The Shareholder Representative shall consult with the Company in the Entire PDC Sale or any Partial PDC Sale and shall keep the Company and Ultimate Parent reasonably informed on a current basis of the status, details and progress of any negotiations for the Entire PDC Sale or any Partial PDC Sale, including by providing copies of any marketing or information materials, the prospective purchaser’s financial statements and the current interim drafts of any PDC Sale Agreement, and shall provide reasonable time to the Company and Ultimate Parent for review of such documents.

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(d) In the event a definitive agreement is to be entered into prior to the Sale Deadline with respect to the Entire PDC Sale or one or more Partial PDC Sales, such agreement shall not, without the consent of the Company (which such consent shall not be unreasonably withheld, delayed or conditioned), (i) require the Company or any Company Subsidiary to agree to any material operating restrictions applicable to the Company or any Company Subsidiary (other than customary (A) confidentiality and/or employee non-solicitation restrictions that survive for no more than two (2) years from and after the Effective Time, (B) restrictions relating to the PDC Entities, any of their respective properties or assets, the PDC Business, any portions thereof or the Company’s or any Company Subsidiary’s management, operation or oversight thereof, and (C) restrictions contained in the PDC Lease Agreement for each of the Contributed Stores), (ii) require the Company or any Company Subsidiary to agree to any recourse applicable to the Company or any Company Subsidiary in excess of any escrow amount, holdback or similar amount after the closing of such agreement other than with respect to any customary indemnity obligations for (A) any breaches by the Company or any Company Subsidiaries of (x) its covenants or agreements contained in such agreement or (y) any customary representations in such agreement relating to organization, qualification, capitalization, title to assets, authority, no conflicts, brokers, taxes, environmental matters or employee benefits or (B) pre-closing taxes relating to the PDC Entities, any of their respective properties or assets, the PDC Business, or any portions thereof, (iii) require the Company or any Company Subsidiary to retain any material excluded or retained liabilities (other than in connection with the matters described in (ii) above) relating to the securities or assets of any of the PDC Entities being directly or indirectly sold, transferred or otherwise disposed of in connection with such Entire PDC Sale or Partial PDC Sale after the closing of such agreement or (iv) be sold for a price that is payable in consideration other than cash or that, in the good faith judgment of the Shareholder Representative, would cause the PDC Net Proceeds or the Partial PDC Net Proceeds from such sale agreement to be less than zero. For the avoidance of doubt, and notwithstanding anything in any definitive agreement with respect to the Entire PDC Sale or any Partial PDC Sale, the Shareholder Representative shall control any third party claims relating to or arising under any such definitive agreement to the extent that any damages claimed thereunder are reasonably likely to be covered in full by any escrow, holdback or similar amount thereunder, without direct liability of the Company or any Company Subsidiary and any costs, fees or expenses incurred by such Shareholder Representative in connection therewith shall be included in PDC Sale Expenses. If, in connection with any Entire PDC Sale or Partial PDC Sale which includes employees of PDC, if so requested by the purchaser, the Company shall provide personnel transition services to such purchaser for no more than six (6) months and at no additional cost to the Company, pursuant to a transition services agreement in form and substance reasonably acceptable to the Company.

(e) Upon the consummation of the Entire PDC Sale or any Partial PDC Sale, unless otherwise agreed to between the Company and the purchaser under such PDC Sale Agreement, all intercompany arrangements and obligations between the Company and the PDC Entities will be terminated and the Company shall take all actions necessary or advisable to cause such termination.

Section 4.4 Books and Records.

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The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to keep true, complete and accurate records in sufficient detail to enable the Shareholder Representative and its consultants or professional advisors to determine the amounts payable hereunder.

ARTICLE V

AMENDMENTS

Section 5.1 Amendments Without Consent of Holders.

(a) Without the consent of any Holders, the Rights Agent, or the Shareholder Representative, the Company (when authorized by a Board Resolution), at any time and from time to time, may enter into one or more amendments hereto, subject to Section 6.1, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein.

(b) Without the consent of any Holders, the Company (when authorized by a Board Resolution), the Shareholder Representative and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the termination of the Rights Agent or any individual member of the committee comprising the Shareholder Representative and the succession of another Person as a successor Rights Agent or individual member of the committee comprising or controlling the Shareholder Representative, as applicable, and the assumption by any successor of the obligations of the Rights Agent or Shareholder Representative, as applicable, herein, in accordance with Sections 3.4 and 3.5;

(ii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company, the Rights Agent and the Shareholder Representative shall consider to be for the protection of the Holders; provided, that, in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Shareholder Representative;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that, in each case, such provisions shall not adversely affect the interests of the Holders as determined by the Shareholder Representative; or

(iv) as may be necessary to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act.

(c) Promptly after the execution by the Company (and the Rights Agent, as applicable), of any amendment pursuant to the provisions of this Section 5.1, the

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Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2 Amendments with Consent of the Shareholder Representative.

(a) With the written consent of the Shareholder Representative, the Company (when authorized by a Board Resolution), the Shareholder Representative and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b) Promptly after the execution by the Company, the Shareholder Representative and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, the Company will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3 Execution of Amendments.

In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by the Company stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4 Effect of Amendments.

Upon the execution of any amendment permitted under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and each Holder, Ultimate Parent, the Company, the Shareholder Representative and the Rights Agent shall be bound thereby.

ARTICLE VI

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 6.1 Company Consolidation, Merger, Sale or Conveyance.

(a) From and after the Effective Time until such time as all of the Company’s payment obligations shall have been discharged, the Company shall not consolidate with or merge into any other Person or convey, assign, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(i) in the case that the Company shall consolidate with or merge into any other Person or convey, assign, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the

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properties and assets of the Company substantially as an entirety (the “Surviving Person”) shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed; and

(ii) prior to such transaction, the Company has delivered to the Shareholder Representative an Officer’s Certificate stating that such consolidation, merger, conveyance, transfer or lease complies with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) For purposes of this Section 6.1, “convey, transfer or lease its properties and assets substantially as an entirety” shall mean properties and assets contributing in the aggregate at least a majority of the Company’s and its Subsidiaries’ total consolidated revenues as reported in the last available periodic financial report (quarterly or annual, as the case may be).

(c) In the event the Company conveys, transfers or leases its properties and assets substantially as an entirety in accordance with the terms and conditions of this Section 6.1, the Company and the Surviving Person shall be jointly and severally liable for the payment of the CVR Payment Amount and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed.

Section 6.2 Successor Substituted.

Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein; provided, that notwithstanding any such transaction, if the Company is a surviving entity in the transaction, the Company shall also remain liable for the performance by the “Company” hereunder.

ARTICLE VII

OTHER PROVISIONS OF GENERAL APPLICATION

Section 7.1 Notices to Ultimate Parent, the Company, the Shareholder Representative and the Rights Agent.

All communications, notices and disclosures required or permitted by this Agreement shall be in writing and will be deemed to have been given when delivered in person or dispatched by electronic facsimile transfer (confirmed in writing by certified mail, concurrently dispatched) or one (1) Business Day after having been dispatched for next-day delivery by a nationally recognized overnight courier service to the appropriate party at the address specified below:

If to Ultimate Parent, to:

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AB Acquisition LLC

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert G. Miller

Email: Robert.Miller@albertsons.com

Facsimile: (208) 395-4625

with a copy (which shall not constitute notice) to:

Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention: Lenard Tessler, Mark Neporent, Lisa Gray

Email: LTessler@cerberuscapital.com;

MNeporent@cerberuscapital.com

LGray@cerberuschicago.com

Facsimile: (212) 891-1540

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman; Robert B. Loper, John M. Pollack

Email: Stuart.Freedman@srz.com;

Robert.Loper@srz.com;

John.Pollack@srz.com

Facsimile: (212) 593-5955

If to the Company, to:

Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, California 94588

Attn: General Counsel

Facsimile: (925) 467-3231

with a copy (which shall not constitute notice) to:

[—]

[—]

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[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

If to the Shareholder Representative, to:

[—]

[—]

[—]

Attention: [—]

Email:

Facsimile: [—]

and

[—]

[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

and

[—]

[—]

[—]

Attention: [—]

Email: [—]

Facsimile: [—]

With copies (which shall not constitute notice) to:

Latham & Watkins LLP

505 Montgomery Street

Suite 2000

San Francisco, CA 94111-6538

Tel: (415) 391-0600

Attention: Scott R. Haber

Email: scott.haber@lw.com

Facsimile: (415) 395-8095

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Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Tel: (212) 906-1200
Attention:	M. Adel Aslani-Far
Eli G. Hunt

Email:	adel.aslanifar@lw.com
eli.hunt@lw.com
Facsimile (212) 751-4864

If to the Rights Agent, to:

[—]
[—]
[—]
Attention:	[—]

Email:	[—]

Facsimile:	[—]

Section 7.2 Notice to Holders.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and if delivered personally, facsimiled (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 7.3 Counterparts; Headings.

This Agreement may be executed in several counterparts (whether by facsimile, pdf or otherwise), each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic image scan transmission). The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

Section 7.4 Assignment; Successors.

(a) Subject to Section 6.1, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of

29

Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by all of the parties and their respective successors and assigns; provided, that this Agreement may not be enforced directly by any Holder but may only be enforced on behalf of the Holders by the Shareholder Representative.

Section 7.5 Benefits of Agreement.

Except as set forth in Article III with respect to the Shareholder Representative Persons, nothing in this Agreement, is intended to or be deemed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder. The Shareholder Representative shall be the sole and exclusive representative of the Holders for all matters in connection with this Agreement and this Agreement may not be enforced directly by any Holder but may only be enforced on behalf of the Holders by the Shareholder Representative.

Section 7.6 Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles(whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Other than with respect to disputes submitted to the Selected Real Estate Appraiser under Section 2.4(c)(i) or a Neutral Auditor under Section 2.4(c)(vi), each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such Delaware court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Delaware court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 7.7 Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY

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OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7

Section 7.8 Remedies.

The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that prior to the termination of this Agreement in accordance with Section 7.10, (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or the posting of any collateral, bond or other security, this being in addition to any other remedy available at law, in equity, under this Agreement or otherwise and (b) the right of injunctive relief, specific enforcement and other equitable relief is an integral part of this Agreement and transactions related hereto. The parties also agree that the non-prevailing party (as determined by a court of competent jurisdiction in a final, nonappealable order) in any litigation relating to the enforcement of this Agreement shall reimburse the prevailing party for all costs incurred by the prevailing party (including reasonable legal fees in connection with any litigation). To the extent the Shareholder Representative is the non-prevailing party, its reimbursement obligation under this Section 7.8 shall be a PDC Sale Expense.

Section 7.9 Severability Clause.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by the Merger Agreement and this Agreement are fulfilled to the extent possible.

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Section 7.10 Termination.

This Agreement and each CVR shall be terminated and of no further force or effect, and the parties hereto shall have no liability hereunder, upon (i) the one (1) year anniversary of the later of (a) the payment of all Partial PDC Net Proceeds, PDC Net Proceeds, Sale Deadline Net Proceeds and the payment of all deferred cash consideration pursuant to Section 2.4(a)(iv), or (b) the Sale Deadline, or (ii) the written agreement of the Company and the Shareholder Representative to terminate this Agreement. Notice of any such termination will be promptly mailed by the Rights Agent to the Holders. Notwithstanding anything to the contrary contained in this Agreement, Section 3.1, Section 3.2, Section 3.3, and this Article VII shall survive the termination of this Agreement indefinitely.

Section 7.11 Entire Agreement.

This Agreement, the Merger Agreement, all documents and instruments referenced herein and therein, and all exhibits and schedules attached to the foregoing, constitute the entire agreement of the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling.

Section 7.12 Suits for Enforcement.

In a case where breach has occurred, has not been waived and is continuing, the Shareholder Representative may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Shareholder Representative shall deem most effectual to protect and enforce any of such rights (unless authorization and/or appearance of each of the Holders is required by applicable Law), either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Shareholder Representative by this Agreement or by Law. Notwithstanding anything to the contrary contained in this Agreement, any liability of any of the parties hereunder (including the Shareholder Representative) for breach of its obligations under this Agreement shall not (other than in connection with fraud or willful misconduct, or third party claims arising out of such party’s breach of this Agreement) include any unforeseeable and remote indirect or consequential damages, or any special or punitive damages. Subject to the immediately preceding sentence, any liability of the Company may include the benefit of the bargain lost by the Holders to the extent proximately caused by such breach (taking into consideration relevant matters, including the total amount payable to such Holders under this Agreement but for such breach, the time value of money, and any costs, fees and expenses incurred by the Shareholder Representative Persons in connection therewith) which shall be deemed in such event to be damages recoverable by the Shareholder Representative for the benefit of the Holders. With respect to any party other than the Company, under no circumstances shall such party be liable for monetary damages hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

AB ACQUISITION LLC

By:
Name:
Title:

[Signature Page to PDC CVR Agreement]

SAFEWAY INC.

By:
Name:
Title:

[Signature Page to PDC CVR Agreement]

[SHAREHOLDER REPRESENTATIVE]

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to PDC CVR Agreement]

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to PDC CVR Agreement]

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